Atlantic Gulf Communities Corporation Exhibit to the 1996 Form 10-K Exhibit (c) 4. b. Second Amended and Restated Secured Floating Rate Note Agreement dated as of September 30, 1996


                    -------------------------------------

                    ATLANTIC GULF COMMUNITIES CORPORATION

                    -------------------------------------


           SECOND AMENDED AND RESTATED SECURED FLOATING RATE NOTE
                                  AGREEMENT



                       dated as of September 30, 1996



                        FOOTHILL CAPITAL CORPORATION


                        FOOTHILL CAPITAL CORPORATION,
                                  as Agent



                        FOOTHILL CAPITAL CORPORATION,
                             as Collateral Agent

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SECTION 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 2.       ISSUANCE AND TERMS OF SECURED FLOATING RATE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.1     Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.2     Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.3     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.4     Interest Rates and Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.5     Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.6     Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.8     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.9     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 3.       COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.1     Liens in Subsidiary Stock, Contract Receivables, Real Property and
                 Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.2     Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.3     Section 365(j) Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.4     [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.5     [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.6     Subordinations and Releases of Mortgage and Related
                 Personal Property Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.7     Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.1     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.2     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.3     Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.4     Corporate Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . .  31
         4.5     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.6     No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.7     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.8     Ownership of Property:  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.9     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.11    Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.12    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


         4.13    Investment Company Act:  Other Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.14    Subsidiaries and Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.15    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.16    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.17    Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.18    Restitution Program and Final Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.19    Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.20    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.22    Total Real Property Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.23    Reorganization Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.24    Excluded Subsidiaries:  Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.25    Existing Banks Compliance with Existing Note Agreement etc . . . . . . . . . . . . . . . . . . . . .  38
         4.26    Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.27    Utility Fund Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.28    [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.29    SPUD Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.30    DRI and Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.1     Conditions to Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.2     [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.3     Conditions Subsequent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 6.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.l     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.2     Certificates:  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.3     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.4     Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.5     Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.6     Inspection of Collateral; Books and Records; Appraisals  . . . . . . . . . . . . . . . . . . . . . .  49
         6.7     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.8     Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.9     Business Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.10    [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.11    Dividends from Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.12    Supplemental Reports Regarding Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.14    Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         6.15    Company Operating Account Control Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 7.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.l     Maintenance of Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.2     Limitation of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.3     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.4     Limitation on Guarantee Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.5     Limitations on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.6     Limitation on Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.7     Limitation on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.8     Limitation on Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.9     Limitation on Investments, Loans. and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.10    Limitation on Optional Payments and Modifications of Debt Instruments  . . . . . . . . . . . . . . .  59
         7.11    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.12    Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.13    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.14    Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.15    Deviation from Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.16    Unsold Housing Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.17    Limitation of Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.18    Venture Subsidiaries and Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 8.       EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         8.1     Events of Default; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 9.       AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.1     Appointment of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.2     Appointment of Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.3     [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.4     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.5     Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.6     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.7     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.8     Non-Reliance on Agents and Other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         9.9     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.10    [intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.11    Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         9.12    Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SECTION 10.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.1    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.4    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.5    Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.6    Successors and Assigns; Participations; Purchasing Banks . . . . . . . . . . . . . . . . . . . . . .  74
         10.7    Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         10.8    Appointment of Agent as Company's Lawful Attorney  . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

         10.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.11   Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.12   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.13   SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         10.14   Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         10.15   WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         10.16   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         10.17   Controlling Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         10.18   Counsel to Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                   SCHEDULES

Schedule E-1              Excluded Subsidiaries
Schedule N-1              Net Cash Flow
Schedule N-2              Net Operating Cash Flow
Schedule U-1              Unrestricted Subsidiaries
Schedule 4.1              Additional Liabilities of Company; Purchases and Dispositions by Company
Schedule 4.2              Material Adverse Effect
Schedule 4.4              Consents and Authorizations
Schedule 4.6              Litigation
Schedule 4.7              Defaults
Schedule 4.10             Tax
Schedule 4.12             ERISA
Schedule 4.14(A)          Subsidiaries
Schedule 4.14(B)          Joint Ventures
Schedule 4.15             Hazardous Materials
Schedule 4.16             Indebtedness
Schedule 4.17             Guarantees
Schedule 4.21             Insurance
Schedule 4.24             Unrestricted Subsidiaries' Assets and Businesses
Schedule 4.26             Bank Accounts
Schedule 4.29             SPUD Subsidiaries
Schedule 4.30             Representations and Warranties regarding DRI and Zoning Matters
Schedule 5.1(k)           Real Property Matters to be delivered by the Effective Date
Schedule 7.3              Liens
Schedule 7.17             Restricted Bank Accounts

                                    EXHIBITS

Exhibit A-1               Form of Acknowledgment Agreement
Exhibit C-1               Form of Consolidation Note
Exhibit D-1               Form of Deposit Account Security Agreement
Exhibit I-1               Form of Intercreditor Agreement
Exhibit J-1               Form of Joint Venture Pledge Agreement
Exhibit P-1               Form of Personal Property Security Agreement
Exhibit R-1               Copy of Reorganization Plan
Exhibit S-1               Form of Stock Pledge Agreement
Exhibit S-2               Form of Subsidiary Guarantee
Exhibit S-3               Form of Supplemental Note
Exhibit 5.1(h)-1          Form of Legal Opinion of Arent Fox Kintner Plotkin & Kahn, counsel to
                          Company
Exhibit 5.1(h)-2          Form of Legal Opinion of corporate counsel to Company
Exhibit 5.1(h)-3          Form of Legal Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                          Quentel, P.A., special Florida counsel to Company
Exhibit 5.1(h)-4          Form of Legal Opinion of Chambliss & Bahner, special Tennessee counsel to Company
Exhibit 5.1(h)-5          Form of Legal Opinion of Annis, Mitchell, Cockey, Edwards & Roehn,
                          P.A., special Florida counsel to Agent and Collateral Agent
Exhibit 10-6              Form of Note Transfer Supplement



THIS SECOND AMENDED AND RESTATED SECURED FLOATING RATE NOTE AGREEMENT, dated as of September 30, 1996, among ATLANTIC GULF COMMUNITY CORPORATION, a Delaware corporation (the "Company"), FOOTHILL CAPITAL CORPORATION, a California corporation (together with each financial institution that may become a party to this Agreement as herein provided, referred to herein individually as a "Bank" and collectively as the "Banks"), FOOTHILL CAPITAL CORPORATION, a California corporation, and its successors and assigns, as agent for the Banks hereunder (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "Agent"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as collateral agent for the Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "Collateral Agent").

                                   RECITALS

         WHEREAS, the Company, the Existing Banks, and Chase, as agent for the Existing Banks (the "Existing Agent"), are parties to that certain Amended and Restated Secured Floating Rate Note Agreement with the Company dated as of September 21, 1994 (as amended and modified from time to time prior to the Effective Date, the "Existing Note Agreement");

         WHEREAS, pursuant to the Purchase Agreement, the Existing Banks have assigned to the Banks all right, title, and interest in and to the Existing Note Agreement, the Existing Notes, and all other related documents and claims, it being understood that no repayment of the Existing Notes is being effected thereby;

         WHEREAS, prior to the Effective Date, the Company issued to the Existing Banks the Existing Notes payable to the order of such Existing Banks, in each case in the face amount stated thereon, which Existing Notes have been assigned by the Existing Banks to the Banks pursuant to the terms of the Purchase Agreement, and which Existing Notes have an outstanding principal balance, as of the Effective Date, of $37,792,602.99;

         WHEREAS, as a condition to the Revolving Loan Bank entering into the Revolving Loan Agreement, the Company has required that the Banks agree to amend and restate the Existing Note Agreement as provided herein, and the Company, the Banks, and Agent have agreed to amend and restate the Existing Note Agreement pursuant to this Agreement;

         WHEREAS, the parties hereto intend that the amendment and restatement provided for herein shall not effect a repayment of any outstanding obligations under the Existing NOTE Agreement or the Existing Notes, but merely an amendment and restatement of the terms thereof in accordance with the terms hereof;

         WHEREAS, on the Effective Date, subject to the terms and conditions set forth herein, the Banks will advance to or for the benefit of the Company an additional loan in the principal amount of $2,207,397.01, evidenced by the Supplemental Note, such that the total outstanding principal balance under the Existing Notes and the Supplemental Note, on the Effective Date, after giving effect to such additional loan, shall be $40,000,000.00;

         WHEREAS, on the Effective Date, the Company will execute and deliver to the Banks the Consolidation Note, dated as of the Effective Date, in the original principal amount of $40,000,000.00, which Consolidation Note shall evidence the consolidation of the loans theretofore evidenced by the Existing Notes and the Supplemental Note, and which Consolidation Note shall consolidate, amend, restate, and renew the Existing Notes and the Supplemental Note, provided that the obligations evidenced by such consolidated, amended, restated, and renewed Notes shall not under any circumstances be deemed to have been repaid by virtue of the execution, delivery, or acceptance of the Consolidation Note or the consolidation, amendment, restatement, and renewal of the Existing Notes and the Supplemental Note thereby;

         WHEREAS, the Existing Agent has resigned as agent for the Banks under the Existing Note Agreement, the Banks have appointed the Agent as the successor to the Existing Agent in such capacity and for certain purposes with respect to this Agreement, and the Agent has accepted such appointment and Banks have appointed the Collateral Agent as the collateral Agent for the Banks under for certain purposes with respect to this Agreement, and the Collateral Agent has accepted such appointment.

                                  AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.       DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Acknowledgment Agreement": that certain Acknowledgment Agreement regarding certain Security Documents, dated the Effective Date, executed by Company and its Subsidiaries listed on the signature pages thereof, substantially in the form of Exhibit A-1.

                 "Administrative Claims": as defined in Article I of the Reorganization Plan.

                 "Affiliate": with respect to any Person, (a) any other Person which is a Subsidiary of such Person, (b) any other Person (and each Subsidiary thereof) of which such Person is a Subsidiary, and (c) any other Person which is under common control with such Person.

                 "AG Asia": Atlantic Gulf Asia Holdings N.V., a Netherlands Antilles corporation.

                 "Agreement": this Second Amended and Restated Secured Floating Rate Note Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Annual Net Income": income as shown on the consolidated statements of income provided by the Company under Section 6.1, but in no event less than 0.

                 "Available Cash": as defined in Article I of the Reorganization Plan.

                 "Bank Accounts": any and all deposit accounts, money market accounts and any other deposits and investments of the Company or any Subsidiary held in any bank or other financial institution, any brokerage firm or any other Person and all money, instruments, securities, documents and other investments held pursuant thereto, whether now existing or owned or hereafter created or acquired (exclusive of all but the residual, remainder or beneficial interest of the Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Account and all other escrow, restricted, custodial and fiduciary accounts the pledge of which by the Company or any Subsidiary is prohibited by agreements existing on the Effective Date or by law as set forth in Schedule 7.17, which may be amended from time to time by written notice to Agent to include other restricted accounts).

                 "Bankruptcy Code": Title of the United States Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

                 "Bankruptcy Court": the United States Bankruptcy Court for the Southern District of Florida or if such court ceases to exercise jurisdiction over the Reorganization Proceedings, the court that exercises jurisdiction over the Reorganization Proceedings in lieu of the United States Bankruptcy Court for the Southern District of Florida.

                 "Banks": the Banks, as defined in the Preamble to this Agreement, together with their permitted successors and assigns.

                 "Beige Book": the book prepared by Company dated December 1994, setting forth the estimated fair market value of the Real Property of Company and its Subsidiaries.

                 "Book Value", with respect to a specified asset of a specified Person, means the carrying value of the specified asset on the balance sheet of such Person prepared in accordance with GAAP and delivered to Agent from time to time pursuant to the Loan Documents.

                 "Borrowing Base":  as defined in the Revolving Loan Agreement.

                 "Borrowing Base Joint Ventures": as defined in the Revolving Loan Agreement.

                 "Business Day": any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in the State of California are authorized or required by law or other governmental action to close.

                 "Business Plan": as of the Effective Date and until a new Business Plan is delivered to Banks in accordance with Section 6.9, the business plan of Company and its Subsidiaries dated September, 1996, and thereafter the business plan of Company and its Subsidiaries delivered to and approved by Required Banks in December of each year in accordance with Section 6.9.

                 "Capital Stock": with respect to any Person, any and all shares, interests, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any an all warrants or options to purchase any of the foregoing.

                 "Cash Collateral Accounts": any and all accounts that Collateral Agent, for the benefit of Banks and the Revolving Loan Banks, may from time to time require to be established and maintained with financial institutions reasonably satisfactory to Collateral Agent and pledged to Collateral Agent pursuant to cash collateral account agreements in form and substance reasonably satisfactory to Collateral Agent.

                 "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 90 days from the date of acquisition issued by any domestic commercial bank, or non-domestic commercial bank provided that such non-domestic commercial bank shall have offices in the United States, having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. or which is issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 (or any holding company thereof) and, in any such case, maturing within 90 days after the date of acquisition.

                 "Cash Flow Agent": Chase, as agent for the banks who are parties to, and as defined in, the Secured Cash Flow Note Agreement.

                 "Chase": The Chase Manhattan Bank, formerly known as Chemical Bank.

                 "Claims Disbursement Account": the segregated account established for purposes of holding funds borrowed pursuant to the DIP Loan to pay Administrative Claims, Priority Claims and Convenience Class Claims pursuant to Sections 3.2.4 and 8.1.1 of the Reorganization Plan.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral":  as defined in Section 3.1.

                 "Collateral Agent": Foothill Capital Corporation solely in its capacity as collateral agent for Banks under the Security Documents pursuant to the terms of this Agreement and the Security Documents.

                 "Commercial Real Estate": all Real Property of Company and its Subsidiaries (including condominium and cooperative units), other than Real Property reserved for sale as single residential homes or lots.

                 "Commercial Receivables": all promissory notes and mortgages and deeds of trust payable to, or held by, Company or any Subsidiary, and all other documents, instruments and agreements executed in connection therewith, whether currently existing or hereafter created or acquired, arising from the sale of single family homesites or arising from the sale of other Real Property and all cash and non-cash proceeds thereof.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
         Section 414 of the Code.

                 "Company Operating Account" means that certain deposit account number 6189189013641 maintained by Company with Sun Trust Bank, Miami, N.A. or such other deposit account maintained by Company at a financial institution reasonably satisfactory to Collateral Agent.

                 "Company Operating Account Control Agreement" means a written agreement among Company, Foothill (in its capacity as Collateral Agent hereunder and in its capacity as the "Collateral Agent" under the Revolving Loan Agreement), and Operating Account Bank, with respect to the Company Operating Account, in form and substance reasonably satisfactory to Foothill, pursuant to which Operating Account Bank acknowledges the security interests granted by Company to Foothill in the Company Operating Account, waives rights of setoff with respect to the Company Operating Account, and agrees to act upon the instructions of Foothill with respect to the disposition of funds in the Company Operating Account should Operating Account Bank receive such instructions from Foothill.

                 "Condemnation Awards": any and all proceeds (including proceeds in the form of promissory notes or other agreements for the payment of proceeds) from (i) the taking by eminent domain, condemnation or otherwise, or acquisition pursuant to contract, of any property of Company or any Subsidiary by the United States of America, the State of Florida or any political subdivision thereof, or any agency, department, bureau, board, commission or instrumentality of any of them, including any award and/or other compensation awarded to or for the benefit of, or received by or on behalf of, the Company or GDU, whether as a result of litigation, arbitration, settlement or otherwise, arising from the Utility Condemnation Proceedings, or (ii) any sale by the Company or any Subsidiary of a water and utility system to a Person, whether now owned or hereafter created or acquired.

                 "Confirmation Order": the order entered on March 27, 1992, by the Bankruptcy Court, confirming the Reorganization Plan.

                 "Consolidated Net Worth": at any particular date, all amounts which, in accordance with GAAP, would be included as Shareholders' Equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date.

                 "Consolidation Note": that certain Consolidated, Amended, and Restated Renewal Secured Floating Rate Note dated as of the Effective Date made by the Company to the order of the Banks in the original principal amount of $40,000,000.00, which consolidates, amends, restates, and renews the Existing Notes and the Supplemental Note (and which effects a consolidation, amendment, restatement, and renewal, but not a repayment, of the obligations evidenced thereby), in the form of Exhibit C-1.

                 "Contractual Obligation": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which that Person is a party or by which it or any of its property is bound.

                 "Convenience Class Claims": as described in Subsection 2.13 of the Reorganization Plan.

                 "Creditors Committee": as defined in Article I of the Reorganization Plan.

                 "Deeds of Trust": the Subordinate Deeds of Trust executed from time to time between the Company or a Subsidiary and Collateral Agent, substantially in the form of the Deeds of Trust in existence as of the Effective Date, as the same be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and such other jurisdictions where "deeds of trust" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of Banks, as required by this Agreement.

                 "Default": any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Default Rate":  has the meaning assigned that term in
         Section 2.4(b).

                 "Deposit Account Security Agreement": the Deposit Account Security Agreement, dated of even date herewith, substantially in the form of Exhibit D-1, executed by Company and each of its Subsidiaries in favor of Collateral Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Designated Raw Land": Real Property of the Company and its Subsidiaries consisting of raw land that Company or any Subsidiary has committed (in writing) to be sold on or before December 31, 1996.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Effective Date": the date, on or before October 11, 1996, upon which all of the conditions set forth in Section 5 of this Agreement have been met or waived by the Banks in their sole discretion and this Agreement becomes effective.

                 "Environmental Laws": any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Escrow Agent": Chase, in its individual trust capacity, and not in its capacity as one of the holders of the Existing Notes (or the Existing Agent), nor in its capacity as one of the holders of the Secured Cash Flow Notes (or the agent for such holders).

                 "Escrow Agreement": an escrow agreement, in form and substance satisfactory to each of Foothill, Escrow Agent, the holders of the Existing Notes, the Existing Agent, the holders of the Secured Cash Flow Notes, and the Cash Flow Agent, relative to the receipt and application of all funds required to effectuate the Recapitalization Transactions.

                 "Event of Default": any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Excluded Property": (a) the Capital Stock of General Development Acceptance Corporation and GDV Financial Corporation, (b) 34% of the Capital Stock of AG Asia, (c) all money or property now or hereafter deposited into a Reserve Account pursuant to the Reorganization Plan (exclusive of the residual, remainder or beneficial interests of the Company and its Subsidiaries therein), (d) any portions of payments made on Homesite Contracts Receivable which are, as a matter of law or pursuant to such Homesite Contracts Receivable, required to be placed in a restricted account for the payment of utility charges or paid toward real estate taxes on the lots subject to the respective Homesite Contracts Receivable giving rise to such payments, and (e) the Trust Property.

                 "Excluded Subsidiaries": the direct or indirect subsidiaries of Company listed on Schedule E-1.

                 "Existing Agent": Chase, as agent for the Existing Banks under the Existing Note Agreement.

                 "Existing Banks": collectively, Chase, NationsBank of Florida, N.A., NationsBank of Georgia, N.A., Midland Bank PLC, New York Branch, Lehman Government Securities, Inc., Berliner Handels-Und Frankfurter Bank, and their respective successors.

                 "Existing Note Agreement": that certain Amended and Restated Secured Floating Rate Note Agreement, dated as of September 21, 1994, executed by and among the Company, Chase as agent, and the Existing Banks, as modified from time to time prior to the Effective Date.

                 "Existing Notes": the secured floating rate notes issued by Company prior to the Effective Date pursuant to the Existing Note Agreement, which notes have an aggregate outstanding principal balance on the Effective Date, immediately prior to the effectiveness of this Agreement and prior to the making of the supplemental $2,207,397.01 loan by the Banks hereunder, of $37,792,602.99.

                 "Financial Institution": (a) a commercial bank, insurance company or commercial finance company, which possesses stated capital and earned surplus in an aggregate amount ("Stockholder Equity") of not less than $100,000,000 (as demonstrated through audited financial statements and determined in accordance with GAAP ("Qualified Institution");

                 (b) an Investment Bank which (i) is a wholly-owned subsidiary of a Qualified Institution, and (ii) possesses Stockholder Equity or, in the case of a partnership, an aggregate capital account, of not less than $10,000,000 (as demonstrated through audited financial statements and determined in accordance with GAAP);

                 (c) an Investment Bank which possesses Stockholder Equity or, in the case of a partnership, an aggregate capital account, of not less than $25,000,000 (as demonstrated through audited financial statements and determined in accordance with GAAP) ("Qualified Investment Bank");

                 (d)  (i) a wholly-owned subsidiary of a Qualified
         Investment Bank (i) which subsidiary and such Qualified Investment Bank parent, together, possess combined Stockholder Equity or, in the case of a partnership, an aggregate capital account, of not less than $50,000,0()0 (as demonstrated through consolidated, audited financial statements and determined in accordance with GAAP), and (ii) which subsidiary is an Investment Bank possessing Stockholder Equity, or in the case of a partnership, an aggregate capital account, of not less than $10,000,000 (as demonstrated through audited financial statements and determined in accordance with GAAP).

                 "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a consolidated balance sheet of the Company and Subsidiaries.

                 "Funds Flow Memo": a funds flow memorandum, in form and substance satisfactory to Agent and Collateral Agent, documenting the sources and applications of funds in respect of the consummation of the Recapitalization Transactions and the payment of the amounts required to be paid hereunder to Agent and Banks on the Effective Date.

                 "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination; provided that calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.1.

                 "GDC": General Development Corporation, a Delaware corporation, under which name Company was formerly known.

                 "GDU": the Company's Subsidiary, General Development Utilities, Inc., a Florida corporation.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided. however, that, as used herein, the term

         "Guarantee Obligation" shall neither include endorsements of instruments for deposit or collection in the ordinary course of business, nor constitute Indebtedness. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by Company in good faith.

                 "Guarantees": collectively, the guarantees of the Obligations, made by the Subsidiaries pursuant to the Subsidiary Guarantees.

                 "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

                 "Homesite Contracts Receivable": all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which the Company or any Subsidiary has the right to receive payment in any form whatsoever for the sale of single-family homesites (excluding Commercial Receivables), including any and all accounts, contract rights, chattel paper, general intangibles and unpaid seller's rights, relating to the foregoing or arising therefrom, reserves and credit balances arising thereunder and cash and non-cash proceeds of any and all of the foregoing.

                 "Homesite Program": as defined in Article I of the Reorganization Plan.

                 "Housing Inventory": as at any date, the amount that would be set forth under "housing units completed or under construction" or other similar entry in the notes to a consolidated balance sheet of Company and its Subsidiaries prepared at such date in accordance with GAAP.

                 "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations (contingent or otherwise) of such Person arising out of letters of credit issued for the account or upon the application of such Person, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person may have not assumed or otherwise become liable for the payment thereof, and (f) the Public Debt Securities. As used herein, the term "Indebtedness" shall not include Guarantee Obligations.

                 "Insolvency": with respect to any Multi-employer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Intellectual Property":  as defined in Section 4.9.

                 "Intercreditor Agreement": that certain Intercreditor Agreement of even date herewith by and between Agent, Banks, Collateral Agent, and the Revolving Loan Banks, and the agent for the Revolving Loan Banks, substantially in the form of Exhibit I-1, as such agreement may be supplemented, amended or otherwise modified from time to time.

                 "Interest Payment Date": with respect to any Note, the last day of each calendar month to occur while any obligation evidenced by such Note is outstanding.

                 "Investments": any and all promissory notes, Capital Stock (other than Subsidiary Stock), bonds, debentures and securities, held by the Company or any Subsidiary, whether now owned or hereafter acquired

                 "Investment Bank": a financial institution that (a) (i) purchases new securities from an issuer for, or sells for an issuer in connection with, the distribution of any security, or (ii) participates or has a direct or indirect participation in any such undertaking, or (iii) participates or has a participation in the direct or indirect underwriting of any such undertaking, and (b) is registered with the Securities and Exchange Commission and the National Association of Securities Dealers; however, such term shall not include any entity whose activities are limited solely to earning commissions as a broker or dealer, or any entity engaging in the business of buying and selling securities to or for any third parties only.

                 "Joint Ventures": collectively, (a) the joint ventures identified on Schedule 4.14(B), and (b) any other partnership, joint venture, limited liability company, or other entity in which a Subsidiary acquires, after the Effective Date and as permitted under
         Section 7.9(g) and 7.18, equity interests therein representing 50% or less of such entity's contributed capital; and " Joint Venture" means any one of them.

                 "Joint Venture Pledge Agreement": the Consolidated, Amended and Restated Assignment of Partnership Interests, dated of even date herewith, substantially in the form of Exhibit Jot, among each of the Venture Subsidiaries and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Venture Subsidiaries pledge all of their right, title, and interest in and to the Joint Ventures to Collateral Agent for the benefit of Banks.

                 "JV Real Property": any and all real property and fixtures and interests in real property and fixtures now owned or hereafter acquired by any Joint Venture.

                 "JV Receivables": all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which any Borrowing Base Joint Venture has the right to receive payment in any form whatsoever for the sale of JV Real Property, and cash and non-cash proceeds of any and all of the foregoing.

                 "Lien": any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                 "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes, the Security Documents or other Secured Floating Rate Note Documents, or (c) the validity or enforceability of this Agreement, the Notes, the Security Documents or other Secured Floating Rate Note Documents or the rights or remedies of Collateral Agent, Agent, or the Banks hereunder or thereunder.

                 "Maturity Date":  June 30, 1998.

                 "Mortgages": the Mortgage and Security Agreements executed from time to time by the Company or a Subsidiary in favor of Collateral Agent, substantially in the form of the Mortgages in existence as of the Effective Date, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Florida (and in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of Banks, as required by this Agreement.

                 "Multi-employer Plan": a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Cash Proceeds": with respect to any sale of assets, all cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such sale net of bona fide direct costs of sale.

                 "Net Cash Flow": with respect to any fiscal period of a Person, on a consolidated basis, the actual consolidated pre-tax net cash flow as determined on the basis set forth in Schedule N-1.

                 "Net Operating Cash Flow": with respect to any Person for any applicable fiscal period, the actual consolidated pre-tax net operating cash flow as determined on the basis set forth in Schedule N-2.

                 "Notes" or "Secured Floating Rate Notes": the collective reference to the Existing Notes issued under the Existing Note Agreement and assigned to the Banks, the Supplemental Note, the Consolidation Note, and any further or additional notes issued by the Company to the Banks or any of them under this Agreement, as any of them may from time to time be amended, supplemented, modified, renewed, extended, restated, or replaced; provided that, with respect to all periods of time after the Consolidation Note has replaced the Existing Notes and the Supplemental Note, such term shall no longer refer to the Existing Notes or the Supplemental Note.

                 "Note Percentage": as to any Bank at any time, the outstanding principal amount of the Notes then held by such Bank expressed as a percentage of the total outstanding principal amount of all Notes.

                 "Obligations": all obligations of every nature of Company from time to time owed to Agent, Banks, or Collateral Agent or any of them under the Secured Floating Rate Note Documents, whether for principal, interest, fees, costs, expenses, indemnification or otherwise.

                 "Official Unsecured Creditors Committee": the official committee of creditors appointed by the United States Trustee in the Reorganization Proceedings.

                 "Operating Account Bank": Sun Trust Bank, Miami, N.A. or such other financial institution reasonably satisfactory to Foothill.

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                 "Permitted Sale Asset" has the meaning assigned that term in
         Section 7.6.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Personal Property": the following personal property of Company or any Subsidiary (exclusive of Homesite Contracts Receivable and Commercial Receivables of Company or any Subsidiary):

                          (a)     the Bank Accounts;

                          (b)     the Investments;

                          (c) any and all accounts, contract rights, chattel paper, instruments and documents, including any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired;

                          (d) any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property of every kind and description, whether now owned or hereafter acquired, and wherever located, and all parts, accessories and special tools and replacements therefor;

                          (e) any and all general intangibles, whether now owned or hereafter created or acquired, including all choses in action, causes of action, rights in and to any and all Condemnation Awards, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, any other Intellectual Property, all claims under guaranties, security interests or other security to secure payment of any accounts by an account debtor, all rights to indemnification and all other intangible property of every kind and nature, including (i) the interests, if any, of Company or any Subsidiary in payments, proceeds, residuals and remainders from, or as a beneficiary of, the Reserve Accounts, Claims Disbursement Account, or other such accounts, (ii) any and all beneficial interests in the trusts pursuant to which title to the Trust Property is held and (iii) any and all other proceeds or choses in action with respect to, or rights to receive proceeds from, any condemnation of any Real Property or Personal Property of Company or any Subsidiary, whether now in existence or hereafter created or acquired.

                          (f) any and all goods which are, or may at any time be, goods held for sale or lease or furnished under contracts of service or raw materials, work-in-process or materials used or consumed in business, wheresoever located and whether now owned or hereafter created or acquired, including all such property the sale or other disposition of which has given rise to accounts and which has been returned to or repossessed or stopped in transit;

                          (g) all monies, cash, residues and property of any kind, now or at any time hereafter in the possession or under the control of Agent, Collateral Agent or any Bank or any agent or bailee of Agent, Collateral Agent or any Bank;

                          (h) all accessions to, all substitutions for, and all replacements, products and proceeds of, the foregoing, including proceeds of insurance policies insuring the aforesaid property and documents covering the aforesaid property, all property received wholly or partly in trade or exchange for such property, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, correction or any other temporary or permanent disposition of such items or any interest therein whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and

                          (i) all books, records, documents and ledger receipts pertaining to any of the foregoing, including customer lists, credit files, computer records, computer programs, storage media and computer software used or acquired in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid property.

                 "Personal Property Security Agreement": the Consolidated, Amended, and Restated Personal Property Security Agreement, dated of even date herewith, substantially in the form of Exhibit P-1, executed by Company and the Subsidiaries now or hereafter party thereto in favor of Collateral Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Principal Raw Land": the parcels of Real Property of Company and its Subsidiaries identified on Schedule P-1. Parcels of Designated Raw Land constituting Principal Raw Land shall be marked on such schedule with an asterisk (*).

                 "Priority Claims": as defined in Article I of the Reorganization Plan.

                 "Public Debt Securities": the collective reference to the Unsecured 12% Notes and Unsecured Cash Flow Notes.

                 "Purchase Agreement": the Purchase Agreement of even date herewith between the Existing Banks and the Banks, pursuant to which the Existing Banks have assigned to the Banks all right, title, and interest in and to the Existing Note Agreement, the Existing Notes, and all other related documents and claims, it being understood that no repayment of the Existing Notes is being effected thereby.

                 "Real Property": any and all real property and fixtures and interests in real property and fixtures, now owned or hereafter acquired by the Company or any Subsidiary.

                 "Recapitalization Transactions": (a)(i) the transfer by Chase to Escrow Agent for the benefit of Company of (y) all Net Cash Proceeds from the Julington Creek transaction held as cash collateral under that certain Cash Collateral Account Agreement, dated as of June 7, 1996, between Company and Chase (as Cash Flow Agent and as the Existing Agent), and (z) all Net Cash Proceeds from the Harbourton Capital transaction held as cash collateral under that certain Cash Collateral Account Agreement, dated as of June 21, 1996, between

         Company and Chase (as Cash Flow Agent and as the Existing Agent); (ii) the use by Company of all of the Net Cash Proceeds in respect of clause (a)(i) of this definition together with unrestricted and unencumbered cash of Company, in each case, in accordance with the Funds Flow Memo, to finance, in part, clause (c) of this definition;
         (b)(i) the purchase by Banks of all of the Existing Notes from the holders thereof pursuant to the Purchase Agreement for a purchase price (the "Purchase Price") equal to 100% of the principal amount thereof outstanding, plus all accrued and unpaid interest thereon, plus all fees and costs payable with respect thereto; (ii) the purchase by Banks of the Supplemental Note in the aggregate principal amount equal to (y) $40,000,000, less (z) the Purchase Price; (iii) the amendment and restatement in full of the Existing Loan Agreement (as defined in the Revolving Loan Agreement) pursuant to the Revolving Loan Agreement; and (iv) the use by Company of all of the Net Cash Proceeds in respect of clause (b)(ii) of this definition and of the proceeds of a Working Capital Loan (as defined in the Revolving Loan Agreement) on the Effective Date, in an aggregate amount not greater than $20,000,000 and of the proceeds of a Reducing Revolving Loan (as defined in the Revolving Loan Agreement) on the Effective Date, in each case, in accordance with the Funds Flow Memo, to finance the balance of clause (c) of this definition; and (c) (i) the retirement (by prepayment) by Company of all of the outstanding Secured Cash Flow Notes for an aggregate amount not greater than $40,000,000 in cash and 1,500,000 warrants to purchase the common stock of Company and (ii) the termination of all Liens securing the Secured Cash Flow Notes.

                 "Reorganization": with respect to any Multi-employer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                 "Reorganization Debt": collectively, the Notes and the Public Debt Securities.

                 "Reorganization Plan": the Restated Second Amended Joint Plan of Reorganization of General Development Corporation jointly proposed in the Reorganization Proceedings by the Company and the Official Unsecured Creditors' Committee, filed on October 9, 1991, with the Clerk of the Bankruptcy Court, as modified by Modification filed March 9, 1992, a copy of which is attached hereto as Exhibit R-1.

                 "Reorganization Proceedings": the cases commenced on April 6 and April 12, 1990 under Chapter of Title of the United States Code in the Bankruptcy Court by GDC (Case No. 90-12231-BKC-AJC), General Development Financial Services, Inc. (Case No. 90-12232-BKC-AJC), General Development Resorts, Inc. (Case No. 90-12233 BKC-AJC), Town & Country II, Inc. (formerly Florida Residential Communities, Inc.) (Case No. 90-12234-BKC-AJC), Five Star Homes Group, Inc. (Case No. 90-12235BKC-AJC), Five Star Homes, Inc. (Case No. 90-12338-BKC-AJC), GDV Financial Corporation (Case No. 90-12236-BKC-AJC) and Environmental Quality Laboratory, Incorporated (Case No. 90-12237-BKC-AJC).

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Banks": at any time, Banks, the Note Percentages of which aggregate at least 51 % .

                 "Requirement of Law": as to any Person, the charter, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Reserve Accounts":  the Disbursement Account (as defined in
         Section 8.4 of the Reorganization Plan); the Disputed Claims Reserve Account (as defined in Section 8.7 of the Reorganization Plan); any reserve of securities, utility-satisfied lots, cash or other assets that is established pursuant to the Reorganization Plan, the Homesite Program, or any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, to satisfy requests for utility service; and any reserve of securities or cash established to fund road or other improvements pursuant to any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, including, without limitation: the Division Class 14 Utility Fund Trust Agreement and the Improvement Fund Trust Agreement, executed by and among the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes, the Company and the Trustee, the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement executed by and between the Company and the Trustee, the Class 14 Utility Lot Trust Agreement executed by and between the Company and the Trustee, as described in Section 7.6 of the Reorganization Plan, if any.

                 "Responsible Officer": the chief executive officer and the president of the Company, or with respect to corporate proceedings, the secretary or any assistant secretary of the Company, or, with respect to financial matters, the chief financial officer or treasurer of the Company.

                 "Reverse Stock Split": the proposal to amend Company's restated certificate of incorporation to effect, if subsequently determined by Company's board of directors, a reverse stock split of Company's outstanding common stock as of 5:00 p.m. (Florida time) on the effective date of the amendment (the "Reverse Split Effective Date"), pursuant to which each 100 shares or 200 shares (as determined by the Company's board of directors in its discretion) then outstanding will be converted into one share (the "Reverse Stock Split"), and to effect a forward split of the Company's common stock as of 6:00 a.m. (Florida time) on the day following the Reverse Split Effective Date, pursuant to which each share of common stock then outstanding as of such date will be converted into the number of shares of the Company's common stock that each share represented immediately prior to the Reverse Split Effective

         Date, all as set forth in the Company's proxy statement dated April 22, 1996, provided that the only funds the Company uses to pay for the less than whole shares of its common stock resulting from consummation of the Reverse Stock Split are the net proceeds from the sale by the Company of its common stock.

                 "Revolving Loan Bank": Foothill Capital Corporation, a California corporation, and its successors and assigns.

                 "Revolving Loan Agreement": the Second Amended and Restated Revolving Loan Agreement dated of even date herewith by and among the Company, the Revolving Loan Bank, and Foothill Capital Corporation, a California corporation, as collateral agent for the Revolving Loan Bank, pursuant to which the Revolving Loan Bank has agreed to make certain loans to the Company, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                 "Revolving Loan Commitment": means the obligation of the Revolving Loan Bank, if any, to make loans to the Company under the Revolving Loan Agreement.

                 "Sale and Leaseback": any arrangement with any Person providing for the leasing by Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Company or Subsidiary

                 "Section 365(j) Property": the property now or hereafter made subject to substitute Liens in favor of Homesite Purchasers (as defined in the Reorganization Plan) pursuant to Section 5.2.2 of the Reorganization Plan.

                 "Secured Cash Flow Note Agreement": that certain Amended and Restated Secured Cash Flow Note dated of September 21, 1994 executed by and among the Company, Banks (as defined therein), and Chase as agent for such Banks.

                 "Secured Cash Flow Notes": the Secured Cash Flow Notes issued by Company under the Secured Cash Flow Note Agreement.

                 "Secured Debt": all amounts and other obligations now or hereafter owed to the Banks and Agent hereunder and under the Notes and other Secured Floating Rate Note Documents.

                 "Secured Floating Rate Note Documents": this Agreement, the Notes, the Guarantees, and the Security Documents.

                 "Security Agreements": the Personal Property Security Agreement, the Deposit Account Security Agreement, and any other security agreements, between Company and/or a Subsidiary and Agent or Collateral Agent, as the same may be amended supplemented or otherwise modified from time to time (including as amended by the Acknowledgment Agreement), pursuant to which Company and Subsidiaries assign and grant a security interest in Homesite Contracts Receivables and Commercial Receivables and Personal Property of Company or Subsidiaries to Agent or Collateral Agent, for the benefit of Banks, as required by this Agreement.

                 "Security Documents": the Stock Pledge Agreement, the Joint Venture Pledge Agreement, the Security Agreements, the Mortgages, the Deeds of Trust, the Company Operating Account Control Agreement, any cash collateral account agreements, and any and all other agreements, instruments, documents, financing statements, assignments, notices, mortgages and other written matter necessary or reasonably required by Agent or Collateral Agent at any time to create, perfect, maintain or continue Agent's and Collateral Agent's Lien in the Collateral, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                 "Shareholders' Equity": as to any corporation, an amount equal to the excess of the assets of such corporation over its liabilities (including minority interests), determined in accordance with GAAP, and as shown on the most recently prepared applicable balance sheet of such corporation.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multi-employer Plan.

                 "SPUD Subsidiary":  as defined in Section 7.2(h).

                 "Stock Pledge Agreement": the Second Amended and Restated Stock Pledge Agreement, dated of even date herewith, substantially in the form of Exhibit Sol, among Company, each of its Subsidiaries and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the benefit of Banks.

                 "Subsidiary": as to any Person, a corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity of which shares of stock, partnership interests, beneficial interests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Company. Unless otherwise indicated, all references to a Subsidiary or Subsidiaries of Company shall not mean, include, or refer to the Unrestricted Subsidiaries or the Joint Ventures.

                 "Subsidiary Guarantee": the Consolidated Second Amended and Restated Subsidiary Guarantee, dated of even date herewith, substantially in the form of Exhibit S 2, executed by Company and each of its Subsidiaries in favor of Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiary Property Under Development": collectively, the Real Property of any Subsidiary which is acquired for the purpose of being developed, or which is in the process of being improved or developed, either by the construction of roads, curb cuts, sewer and water facilities or other improvements, or by the construction of residential units and appurtenances thereto.

                 "Subsidiary Stock": the Capital Stock of any and all Subsidiaries (including the Unrestricted Subsidiaries).

                 "Supplemental Note": that certain promissory note dated as of the Effective Date made by the Company to the order of the Banks in the original principal amount of $2,207,397.01, in the form of Exhibit S-3.

                 "Tax Servicing Contracts": collectively, the tax servicing contracts required to be delivered under Section 5.3, and all amendments, modifications, extensions, substitutions and renewals thereof.

                 "Total Real Property": collectively, the Real Property and the JV Real Property.

                  "Total Unsecured Claims": as defined in Article I of the Reorganization Plan.

                  "Trust Property":  the real property held in trust pursuant to
         (a) Trust Agreement No. 06-01-009-6082101, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company, the Beneficiary, (b) Trust Agreement No. 06-01-009-6081954, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company, the Beneficiary, (c) Trust Agreement No. 06-01-009-6082655, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company and General Development Financial Services, Inc., the Beneficiaries, and (d) Trust Agreement No. 2, dated as of May 31, 1991, by and between Jake Gamble, Esquire, as successor Trustee for the benefit of the Company and Cumberland Cove, Inc., the Beneficiaries.

                 "Unrestricted Subsidiaries": collectively, (a) the direct or indirect subsidiaries of Company listed on Schedule U-1, and (b) any other direct or indirect subsidiary of Company that is formed or acquired after the Effective Date, that does not have or make any investment in any Joint Venture (nor was formed or acquired for the purpose of having or making any such investment), and that Agent agrees in writing that such entity shall constitute an Unrestricted Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which Schedule U-1 automatically shall be deemed to be amended to reflect the inclusion on such schedule of such new Unrestricted Subsidiary; and "Unrestricted Subsidiary" means any one of them.

                 "Unsecured Cash Flow Notes": the "New Unsecured Cash Flow Notes," as defined in Article I of the Reorganization Plan.

                 "Unsecured 12% Notes": the "New Unsecured 12% Notes," as defined in Article I of the Reorganization Plan.

                 "Unsold Housing Inventory": as at any date, all Housing Inventory applicable to Unsold Residential Dwelling Units.

                 "Unsold Residential Dwelling Units": single-family dwelling units (whether detached or included within a townhouse, villa or cluster containing more than one such unit) or condominium units (excluding timeshare units) completed or under construction by Company or any Subsidiary that are not subject to a contract for sale to any third party purchaser.

         1.2     Other Definitional Provisions.

                 (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section
         1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 (e) References to "Sections", "subsections", Exhibits and Schedules are to Sections, Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                 (f) Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.

SECTION 2.       ISSUANCE AND TERMS OF SECURED FLOATING RATE NOTES

         2.1 Notes. On the Effective Date, the Banks, as assignee of the Existing Banks pursuant to the Purchase Agreement, are the holders of the Existing Notes, with an outstanding principal balance of $37,792,602.99. On the Effective Date, subject to the terms and conditions set forth herein, (a) the Banks shall make an additional loan to the Company in the principal amount of $2,207,397.01, evidenced by the Supplemental Note, and (b) the Company shall execute and deliver to the Banks the Consolidation Note, amending, restating, and renewing the Existing Notes and the Supplement al Note, and effecting a consolidation (but not a repayment) of the aggregate $40,000,000.00 outstanding principal balance under the Existing Notes and the Supplemental Note, which from and after the Effective Date shall be repayable in accordance with the terms and provisions of the Consolidation Note and of this Agreement.

         2.2 Payment of Notes. The aggregate outstanding principal amount of the Notes then outstanding shall be due and payable, and shall be paid in full by the Company, on the Maturity Date. In addition: (a) an aggregate principal installment of $13,333,333.33 shall be due with respect to the Notes on June 30, 1997, (b) an aggregate principal installment of $13,333,333.33 shall be due with respect to the Notes on December 31, 1997, and (c) in the event of any acceleration of the maturity of any of the principal of the Notes pursuant to the provisions of Section 8 hereof or pursuant to the terms of any of the Notes, such accelerated principal shall be immediately due and payable. The principal of the Notes may be prepaid from time to time, without premium or penalty, upon five Business Days prior written notice to Agent, in minimum prepayments of $500,000 each, each to be applied the mandatory payment obligations hereunder in inverse order of maturity. On any date that any principal is due and payable hereunder, anything herein to the contrary notwithstanding, all accrued and unpaid interest with respect to such principal likewise shall be due and payable on such date.

         2.3     Intentionally Omitted. {Intentionally omitted}

         2.4     Interest Rates and Interest Payment Dates.

                 (a) From and after the Effective Date, subject to Section 2.4(b), each Note at all times shall bear interest at a rate per annum equal to fifteen percent (15%).

                 (b) Section 2.4(a) notwithstanding, from and after the occurrence and during the continuance of an Event of Default, each Note at all such times shall bear interest at a per annum rate equal to nineteen percent (19%) (the "Default Rate").

                 (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph
         (b) of this Section 2.4 also shall be payable on demand.

         2.5     Computation of Interest and Fees.

                 (a) Interest on the Notes and fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

                 (b) Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.6 Pro Rata Treatment and Payments. Each payment (including each prepayment) by the Company on account of principal of and interest on the Notes shall be made pro I, according to the respective outstanding principal amounts of the Notes then held by the Banks. All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 9:00 a.m., California time, on the due date thereof, to Agent, for the account of the Banks, at Agent's office specified in Section 10.2, in Dollars and in immediately available funds. Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.7 Taxes. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and Agent (a) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (b) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Company and Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and Agent. Such Bank shall certify (a) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (b) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         2.8     Intentionally Omitted. {Intentionally omitted}

         2.9 Fees. The Company shall pay to the Banks, in addition to the commitment fee heretofore paid with respect to the prior commitment of Foothill Capital Corporation with respect to the $40,000,000 "Tranche C" referred to in such prior commitment, a funding fee of $400,000, payable on the Effective Date.

SECTION 3.       COLLATERAL

         3.1 Liens in Subsidiary Stock, Contract Receivables, Real Property and Personal Property. To secure the prompt payment to the Banks of the Secured Debt, including, but not limited to, the

Notes, together with all costs, expenses and fees payable by the Company hereunder, the Company has granted, and has caused or shall cause each Subsidiary to grant, to Collateral Agent a continuing Lien in and to all of the following property and interests in property of the Company and the Subsidiaries, except the Excluded Property, whether now owned or existing or hereafter acquired or arising, or in which the Company and the Subsidiaries now or hereafter have any rights, and wheresoever located, and all proceeds thereof ("Collateral"):

                 (a)      the Subsidiary Stock;

                 (b)      the Homesite Contracts Receivable;

                 (c)      the Commercial Receivables;

                 (d)      the Real Property; and

                 (e)      the Personal Property.

At such times as any Excluded Property is freed of contractual or legal restrictions against becoming subject to a Lien to secure the Secured Debt or upon the distribution of any Trust Property to the Company or a Subsidiary, such property shad, automatically, become subject to the Liens created by the Security Documents, and the Company shad notify Agent in writing of such event and take such further actions as may be required by Agent and/or Collateral Agent to evidence and perfect such Liens; provided that, in no event, shad a Lien be granted on any assets required to be placed in a Reserve Account pursuant to the Reorganization Plan or the Homesite Program.

         3.2 Security Documents. To evidence and perfect the Liens of Agent and Collateral Agent in the Collateral in accordance with applicable law, the Company has executed and delivered and win execute and deliver, and has caused and shall cause the Subsidiaries to execute and deliver, to Collateral Agent the Security Documents, which Security Documents have been or win be delivered to Agent and filed and recorded, and the Company has delivered and win deliver, and has caused and shad cause the Subsidiaries to deliver, to Collateral Agent any Collateral if the perfection of a Lien against such Collateral requires possession thereof for purposes of perfecting such Liens, all at the cost and expense of the Company. Specifically, but without limiting the generality of the foregoing, the Company has done or win do, and has caused or win cause the Subsidiaries to do, the following:

                 (a) Stock Pledge. To evidence and perfect the Liens of Collateral Agent in the Subsidiary Stock, the Company and the Subsidiaries owning other Subsidiaries or Unrestricted Subsidiaries have executed and delivered the Stock Pledge Agreement and have executed and delivered and will execute and deliver related undated stock powers executed in blank by the Company and have delivered and shad deliver an original certificates representing the Subsidiary Stock to Collateral Agent and have causes and win cause an issuers of Subsidiary Stock to execute and deliver pledge acknowledgments pursuant to the Stock Pledge Agreement.

                 (b) Homesite Contracts Receivables and Commercial Receivables. To evidence and perfect the Liens of Collateral
         Agent in the Homesite Contracts Receivable and Commercial Receivables, the Company and the Subsidiaries have executed and delivered, and win execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or win be filed and recorded in accordance with applicable law, and the Company and Subsidiaries have duly endorsed and shad duly endorse any and all promissory notes included in the Homesite Contracts Receivable and Commercial Receivables to the order of Collateral Agent and have delivered and shad deliver such promissory notes and the related mortgages or deeds of trust to Collateral Agent or its designee, and have executed and delivered and shad execute and deliver assignments of promissory notes and mortgages or deeds of trust, filed and recorded in accordance with applicable law, and, as to Commercial Receivables acquired following March 31, 1992, accompanied by ALTA title insurance policies naming Collateral Agent as the insured mortgagee thereunder.

                 (c) Real Property. To evidence and perfect the Liens of Collateral Agent in the Real Property, the Company and Subsidiaries have executed and delivered, and shad execute and deliver, to Collateral Agent the Mortgages and Deeds of Trust and related financing statements encumbering such Real Property, which have been or win be filed and recorded in accordance with applicable law, accompanied by ALTA title insurance policies insuring Agent's Lien represented thereby, and, if requested by Agent, surveys of such Real Property.

                 (d) Joint Venture Pledge. To evidence and perfect the Liens of Collateral Agent in the interests of the Venture Subsidiaries in the Joint Ventures, Company has caused, and will cause, the Venture Subsidiaries to execute and deliver the Joint Venture Pledge Agreement and all requisite consents in respect of such Liens.

                 (e) Personal Property. To evidence and perfect the Liens of Collateral Agent in the Personal Property, the Company and Subsidiaries have executed and delivered, and shad execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law, and, to the extent that the Personal Property comprises Investments or Bank Accounts, the Company and Subsidiaries shall take the following actions:

                          (i) with respect to any Investment or Bank Account which is or becomes evidenced by an agreement, instrument, certificate or document, including promissory notes, stock certificates, bonds, debentures, securities and certificates of deposit, the Company has delivered and shad from time to time deliver, or has caused and shall from time to time cause such Subsidiary to deliver, the original thereof to the Collateral Agent, together with appropriate assignments and endorsements or other specific evidence of assignment thereof to the Collateral Agent, in form and substance acceptable to the Collateral Agent;

                          (ii) with respect to any Investment or Bank Account which is not certificated or otherwise evidenced as described in clause
                                  (i) above, including uncertificated
                                  securities and depository and other accounts maintained with financial institutions and any other Persons, the Company shad notify Agent thereof and take, or cause such Subsidiary to take, any and an steps which are required by the Agent for purposes of perfecting the Agent's Lien therein;

                          (iii) the Company shad keep the Agent and the Banks informed of any and all Bank Accounts maintained by the Company or any such Subsidiary with any financial institution or other Person and, if requested by Agent or Required Banks, the Company or any such Subsidiary shall execute a cash collateral account agreement in form and substance satisfactory to Agent. pursuant to which the Lien of Collateral Agent in such Bank Accounts is perfected and preserved; and

                          (iv) if deemed by Agent or Required Banks, in its or their sole discretion, to be necessary for purposes of perfecting the Lien of the Collateral Agent in any Bank Account, the Company shall transfer to and maintain in a cash collateral account, and shall cause the Subsidiaries to transfer to and maintain in a cash collateral account, the funds in each such Bank Account and, if deemed necessary by the Agent, shall execute and cause any such Subsidiary to execute a cash collateral account agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which the Lien of Collateral Agent in such Bank Account shall be perfected and preserved; provided, however, the Company shall not be required to deposit the residual, remainder or beneficial interest of the Company and any such Subsidiary in the Reserve Accounts, the Claims Disbursement Accounts and other escrow, restricted, custodial and fiduciary accounts until such time as all amounts required to be disbursed to the intended beneficiaries thereof have been disbursed and the residual or remainder is available to the Company and its Subsidiaries for deposit in an unrestricted account.

                 (f) Additional Acts. The Company shall, and shall cause the Subsidiaries to, take all actions and execute all documents deemed necessary by the Agent or Collateral Agent to ensure that, upon the consummation of the transactions contemplated by the Purchase Agreement, Agent or Collateral Agent, for the benefit of the Banks, shall have a first priority security interest in the Collateral granted by the Security Documents. If the perfection or recordation of Collateral Agent's Lien or Agent's Lien pursuant hereto upon any Collateral acquired hereafter by the Company or any Subsidiary requires any additional act of possession or filing or reeordation of any Security Document, Company shall notify Agent of the acquisition of such Collateral and, at Agent's request, the Company shall execute and deliver and shall cause the Subsidiaries to execute and deliver such Security Documents for filing or recordation and deliver such items of Collateral as Collateral Agent or Agent may reasonably request for purposes thereof and the Company shall pay the cost of any such Security Documents and the filing and recordation thereof. Without limiting the generality of the foregoing, Company agrees to, and to cause each Subsidiary (other than with respect to property required to be released pursuant to Section 3.6) to notify Agent upon the acquisition of any Real Property acquired after the date hereof, except as provided by Section 3.6, and upon request of Agent, to provide to Agent an appraisal and an environmental report (each in form and substance satisfactory to Agent) covering such property, and to cause such Real Property to be subjected to a first priority Mortgage or Deed of Trust in favor of Collateral Agent for the benefit of Banks. With respect to any such Mortgages or Deeds of Trust, Company or such Subsidiary shall deliver to Agent the following, all in form and substance satisfactory to Agent: (i) executed Mortgages or Deeds of Trust and financing statements encumbering such property and (ii) ALTA lenders' extended coverage policies of title insurance on such property, in liability, amount and form and issued by a title company satisfactory to Agent showing the Mortgage or Deed of Trust as a first lien upon the property, subject only to Liens permitted pursuant to Section 7.3 and such other exceptions as may be approved by Agent in writing, together with endorsements reasonably required by Agent and affirmative assurances that the improvements are wholly located within the boundaries of the insured land.

         3.3 Section 365(j) Property. Pursuant to the Reorganization Plan and the Confirmation Order, the Company has designated the property which comprises the Section 365(j) Property, which property, at the time of execution of the mortgage encumbering the Section 365(j) Property in favor of the trustee for the holders of Section 365(j) Liens, had a value, as appraised pursuant to the Company's land plan book dated May, 1991, no greater than 120% of the value of the Section 365(j) Liens established pursuant to the Reorganization Plan. The Liens granted to Collateral Agent pursuant hereto in the Section 365(j) Property are subordinate to the Liens of the Section 365(j) Liens and Collateral Agent shall not be permitted to exercise its rights or remedies of foreclosure against such property or exercise any other rights with respect to such property until such time as the Section 365(j) Liens have been satisfied or have been transferred to other property acceptable to the Bankruptcy Court

         3.4     [intentionally omitted]

         3.5     [intentionally omitted]

 3.6     Subordinations and Releases of Mortgage and Related Personal Property
         Liens.

                 (a)      [intentionally omitted]

                 (b) At such times as Liens are granted by the Company or any Subsidiary, as permitted pursuant to Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall execute documentation subordinating the Lien of the Mortgages to such Liens, in form and substance satisfactory to Collateral Agent, unless such Real Property qualifies for the release provisions in Section 3.5(c), in which event the provisions of Section 3.5(c) shall apply.

                 (c) At such time as Liens are granted by any Subsidiary, as permitted by Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in
         Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall release, Agent shall release the Lien of the Mortgages on any Subsidiary Property Under Development if
         (i)(x) such Real Property is financed under the acquisition and project financing provisions of Sections 7.2(f) or 7.2(j), and (y) the terms of such financing prohibit subordinate Liens upon such Real Property, or (ii) such Real Property is contributed by the Company to a Subsidiary pursuant to Section 7.8(g). The Company shall use reasonable efforts to cause any lender/seller providing the acquisition and/or project financing on Subsidiary Property Under Development to permit the subordination of Collateral Agent's Liens on such Subsidiary Property Under Development, and thereby to eliminate the need for Collateral Agent to release its Liens on such Subsidiary Property Under Development. In connection with the release of any Liens on Subsidiary Property Under Development pursuant to this
         Section 3.5(c), upon the request of Company, Agent shall instruct Collateral Agent to, and Collateral Agent shall, release any Liens upon any Personal Property related to, and integral to the use of, the Real Property being released; provided that the Company provides a detailed list of such Personal Property to be released in form and substance satisfactory to Agent. If such lender/seller will permit such subordination, then, notwithstanding the foregoing provisions of this Section 3.5(c), Collateral Agents's Liens on such Subsidiary Property Under Development will not be released and will become subordinate Liens pursuant to documentation in form and substance satisfactory to Agent.

                 (d)      [intentionally omitted]

         3.7 Guarantees. The payment and performance by the Company of its obligations under this Agreement, including the repayment of all Obligations by the Company, and any and all other liabilities of the Company to the Banks, the Agent, and Collateral Agent, whether now existing or hereafter created or acquired, are and shall continue to be guaranteed by any and all Subsidiaries, which are and shall continue to be evidenced by guarantees in the form of the Subsidiary Guarantees.

SECTION 4.       REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to Agent and each Bank that:

         4.1     Financial Condition.

                 (a) The consolidated balance sheets of Company and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have been or will be furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for she fiscal year then ended.

                 (b)      [intentionally omitted]

                 (c) All such financial statements described in clause (a) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for such inconsistencies as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in Schedule 4.1. During the period from June 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition or agreement therefor by Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in relation to the consolidated financial condition of Company and its consolidated Subsidiaries at June 30, 1996, except as described in Schedule 4.1.

         4.2     No Material Adverse Change.

                 Since June 30, 1996, (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, except such developments or events or prospective developments or events as have been disclosed by Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have been delivered to Banks or as set forth on Schedule 4.2, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Company nor has any of the Capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company or any of its Subsidiaries. As of the date hereof and the

Effective Date, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would affect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorganization Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change the provisions, of this Agreement.

         4.3     Corporate Existence; Compliance with Law.

         Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any such Subsidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and
(d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         4.4     Corporate Power; Authorization; Enforceable Obligations.

                 (a) Company. Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and other Secured Floating Rate Documents, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and other Secured Floating Rate Documents. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Secured Floating Rate Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Original Effective Date and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Secured Floating Rate Documents to which Company is party have been or will be, duly executed and delivered on behalf of Company. This Agreement, and each other Secured Floating Rate Document executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (b) Subsidiaries. Each of the Subsidiaries (including Unrestricted Subsidiaries) party to the Secured Floating Rate Documents has the corporate power and authority, and the legal right, to make, deliver and perform the Secured Floating Rate Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Secured Floating Rate Documents to which it is a party. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Secured Floating Rate Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Original Effective Date and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. Each Secured Floating Rate Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Secured Floating Rate Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5     No Legal Bar.

                 The execution, delivery and performance of this Agreement, the Notes, the Guarantees and the other Secured Floating Rate Note Documents, and the use of the proceeds of the Notes will not violate any Requirement of Law or Contractual Obligation of Company or of any of its Subsidiaries or Unrestricted Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         4.6     No Material Litigation.

                 As of the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, the Notes or other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in Company's filings with the Securities and Exchange Commission made prior to the Effective Date, true and correct copies of which have been delivered to Banks or on Schedule 4.6 hereto.

         4.7     No Default.

                 As of the Effective Date, neither Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in Company's filings with the Securities and Exchange Commission, true and correct copies of which have been delivered to Banks or on Schedule
4.7. As of the Effective Date, no Default or Event of Default has occurred and is continuing. As of the Effective Date, no default has occurred and is continuing under the Secured Cash Flow Note Agreement, the Revolving Loan Agreement, or the indentures governing the Public Debt Securities.

         4.8     Ownership of Property:  Liens.

                 As of the Effective Date, each of Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold interest in, all of the Collateral and all its other real property, and good title to all its other property necessary for the operation of its business, and none of such property of Company or such Subsidiaries is subject to any Lien except as permitted by Section 7.3.

         4.9     Intellectual Property.

                 As of the Effective Date, Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which is not reasonably likely to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the knowledge of Company, there exists no infringement upon the Intellectual Property rights of Company and Subsidiaries by any other Person.

         4.10    Taxes.

                 As of the Effective Date, each of Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10.

         4.11    Federal Regulations.

                 No part of the proceeds of any of the Notes will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G. T. U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         4.12    ERISA.

                 Except as disclosed on Schedule 4.12 or by letter to Agent with copies to each Bank in accordance with Section 6.7(d), no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Company and each Commonly Controlled Entity are in substantial compliance with the applicable provisions of ERISA with respect to each Plan. The present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans (excluding for purposes of such computation any Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits), by more than $4,600,000. Neither Company nor any Commonly Controlled Entity is liable under Title IV of ERISA by reason of the termination of a Single Employer Plan or the withdrawal from a Single Employer Plan in which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code, including each Single Employer Plan, is qualified in operation under Section 401(a) of the Code and is qualified in form under Section 401(a) of the Code, except with respect to any required amendments with respect to which the remedial amendment period under Section 401(b) of the Code has not expired. Neither Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if Company or any such Commonly Controlled Entity were to withdraw from all Multiemployer Plans in complete withdrawals within the meaning of Section 4203 of ERISA as of the valuation dates for such plans most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent. Neither the Company nor any Commonly Controlled Entity is liable for fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(1) or 4071 of ERISA in an amount exceeding $50,000 in the aggregate at any time. There are no material claims (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or against Company or any Commonly Controlled Entity in connection with any such Plan. Neither Company nor any Commonly Controlled Entity is liable for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) except as required by Section 4980B of the Code and Section 601 of ERISA.

         4.13    Investment Company Act:  Other Regulations.

                 Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         4.14    Subsidiaries and Joint Ventures.

                 As of the Effective Date, (a) the Subsidiaries listed on
Schedule 4.14(A) constitute all of the Subsidiaries and such schedule identifies the shareholders of such Subsidiary, (b) the Joint Ventures listed on Schedule 4.14(B) constitute all of the Joint Ventures and such schedule identifies all owners of the Joint Venture interests thereof and the percentage equity ownership of such owners, and (c) neither Company nor any Subsidiary other than a Venture Subsidiary owns any Joint Venture interest.

         4.15    Environmental Matters.

                 Each of the representations and warranties set forth in paragraphs (a) through (g) of this Section is true and correct, except as disclosed on Schedule 4.15 or described in the certificate regarding environmental matters required pursuant to Section 5.1(i) or except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Matenal Adverse Effect:

                 (a) The Total Real Property does not contain, and has not previously contained, therein, thereon, or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Law.

                 (b) Company, its Subsidiaries, the Borrowing Base Joint Ventures, the Total Real Property, and all operations and facilities at the Total Real Property, are in compliance with all Environmental Laws, and there are no Hazardous Materials or violations of any Environmental Law which could interfere with the continued operation of any of the Total Real Property or impair the fair saleable value of any thereof.

                 (c) Neither Company nor any of its Subsidiaries nor any of the Borrowing Base Joint Ventures has received any complaint or any notice of violation, alleged violation or investigation or of potential liability or designating any of such Persons as a potentially responsible party under any Environmental Law regarding environmental protection matters or environmental permit compliance with regard to the Total Real Property, nor is Company aware that any Governmental Authority is contemplating delivering to Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures any such notice. Neither Company nor any of its Subsidiaries nor any of the Borrowing

Base Joint Ventures has reported any releases of Hazardous Materials to any Governmental Authority.

                 (d) Hazardous Materials have not been generated, treated, stored or disposed of, at, on or under any of the Total Real Property in violation of any Environmental Law, nor have any Hazardous Materials been transferred from the Total Real Property to any other location in violation of any Environmental Law nor have there been any treatment, storage or disposal operations on any of the Total Real Property requiring any approval or permit from any Governmental Authority. Neither Company nor any of its Subsidiaries nor any of the Borrowing Base Joint Ventures has ever owned or operated or currently owns or operates any waste disposal or storage facilities, underground storage tanks or surface impoundments except as disclosed on
Schedule 4.15.

                 (e) There are no governmental or administrative actions or judicial proceedings pending or, to the knowledge of Company, contemplated under any Environmental Laws to which Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures is or, to the knowledge of Company, will be named as a party with respect to the Total Real Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures or to any of the Total Real Property.

                 (f) There is no environmental condition associated with any of the Total Real Property which would impede the development thereof, including the presence of endangered or threatened species, or ecologically sensitive habitat or water rights or quality issues.

                 (g) Copies of all permits, authorizations and environmental reports for or with respect to the Total Real Property have been made available to Agent.

         4.16    Indebtedness.

                 Schedule 4.16 lists all Indebtedness (including available commitments) of Company and its Subsidiaries as existing on the Effective Date.

         4.17    Contingent Obligations.

                 Schedule 4.17 lists all guarantees by Company and all guarantees by any of its Subsidiaries.

         4.18    Restitution Program and Final Judgment.

                 As of the Effective Date, Company and its Subsidiaries are in compliance with the "Restitution Program" and the "Final Judgment," as defined in the Reorganization Plan.

         4.19    Certain Fees.

                 No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Banks against, and agrees that it will hold Banks harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.20    Disclosure.

                 No representation or warranty of Company or any of its Subsidiaries contained in any Secured Floating Rate Note Document or in any other document, certificate or written statement furnished to Banks by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of an economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other written documents, certificates and statements furnished to Banks for use in connection with the transactions contemplated hereby.

         4.21    Insurance.

                 Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss and damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.21 is a complete and accurate description of an policies of insurance that win be in effect as of the Effective Date for Company and each of its Subsidiaries.

         4.22    Total Real Property Matters.

                 Company and each of its Subsidiaries (including the Joint Ventures) is in compliance with all development orders obtained by Company and its Subsidiaries (including the Joint Ventures) with respect to any Total Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

         4.23    Reorganization Proceedings.

                 Company has delivered to Agent and Banks true, correct and complete copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto or subsequent proceedings with the Bankruptcy Court.

         4.24    Excluded Subsidiaries:  Unrestricted Subsidiaries.

                 (a) The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                 (b) The Unrestricted Subsidiaries do not have, nor are they anticipated to have, any assets or revenues other than the assets disclosed on Schedule 4.24 as being owned by them and the revenues arising therefrom. The Unrestricted Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses disclosed on Schedule 4.24 as being conducted by them.

         4.25    Existing Banks Compliance with Existing Note Agreement. etc.

                 At all times prior to the Effective Date, the Existing Banks and the Existing Agent have (a) performed and complied in all material respects with an obligations required to be performed or complied with by them under the Secured Floating Rate Note Documents (as defined in the Existing Note Agreement), (b) have acted in a commercially reasonable manner, in good faith and consistent with obligations of fair dealing with Company and Subsidiaries with respect to the Secured Floating Rate Note Documents (as defined in the Existing Note Agreement), and (c) have not engaged in any acts, conduct or omissions that could give rise to a defense of Company or the Subsidiaries to any of their respective obligations under the Secured Floating Rate Note Documents (as defined in the Existing Note Agreement) or result in any such obligations being avoided reduced, impaired, subordinated or disallowed.

         4.26    Bank Accounts.

                 Schedule 4.26 (as amended from time to time by written notice to Agent) is a true and correct list of all Bank Accounts of Company and its Subsidiaries.

         4.27    Utility Fund Trusts.

                 All of Company's obligations under each of the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement, each dated December 8, 1992, and entered into by and between Company and First Union National Bank of Florida as Trustee have been fully funded in the amount of $10,000,000.

         4.28    [intentionally omitted].

         4.29 SPUD Subsidiaries. Except as disclosed on Schedule 4.29, no Subsidiary is a SPUD Subsidiary.

         4.30 DRI and Zoning. The representations and warranties set forth in Schedule 4.30 are by this reference incorporated herein as though fully set forth and made in this Section 4.30.

SECTION 5.       CONDITIONS PRECEDENT

         5.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction or waiver by the Banks, on or before the date hereof, of the following conditions precedent:

                 (a) Secured Floating Rate Note Documents. Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank,
         (ii) for the account of each Bank, a Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company, (iii) each other Secured Floating Rate Note Document conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company or each of its Subsidiaries (including each of the Unrestricted Subsidiaries as to its Acknowledgment under the Stock Pledge Agreement), as the case may be, which are parties to such Secured Floating Rate Note Document, with a counterpart for each Bank, (iv) the Escrow Agreement, executed and delivered by a duly authorized officer of each party thereto, and
         (v) copies, certified as true and correct copies by a Responsible Officer, of the Security Documents, as amended through the Effective Date listed in Schedule I to the Acknowledgment Agreement.

         Agent and Collateral Agent shall have received (vi) in form and substance satisfactory to Agent and Collateral Agent, a duly executed agreement with Annis, Mitchell, Cockey, Edwards & Roehn, P.A. of Tampa, Florida with respect to certain services to be provided thereby to Agent and Collateral Agent, respectively, and (vii) the Funds Flow Memo.

                 (b) Corporate Proceedings of the Company. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to

         Agent, of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Note, and the other Secured Floating Rate Note Documents to which it is a party, certified by the secretary or an assistant secretary of the Company as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to Agent.

                 (c) Corporate Proceedings of the Subsidiaries. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of each Subsidiary which is a party to any Secured Floating Rate Note Document authorizing the execution, delivery and performance of the Secured Floating Rate Note Documents to which it is a party, certified by the secretary or an assistant secretary of the Company as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to Agent.

                 (d) Corporate Documents. Agent shall have received, with a counterpart for each Bank, true and complete copies of (i) the certificate or articles of incorporation of the Company and each of its Subsidiaries which is a party to any Secured Floating Rate Note Document certified by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the Effective Date, (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Secured Floating Rate Note Document certified as of the Effective Date by its secretary or an assistant secretary, (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Secured Floating Rate Note Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the Effective Date and
         (iv) incumbency and signature certificates for Company and each Subsidiary executing any Secured Floating Rate Note Documents as of the Effective Date.

                 (e) Other Documents. Agent shall have received, with a counterpart for each Bank, copies, certified as true and correct by a Responsible Officer, of (i) the indentures relating to the Public Debt Securities as amended through the Effective Date, and (ii) the Business Plan and the Beige Book.

                 (f) No Violation. The consummation of the transactions contemplated hereby and by the other Secured Floating Rate Note Documents shall not contravene, violate or conflict with, nor involve Agent or any Bank in any violation of, any Requirement of Law.

                 (g) Consents. Authorizations. and Filings. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 and in any similar provision of any of the other Secured Floating Rate Note Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and filing shall be in form and substance satisfactory to Agent.

                 (h) Legal Opinions. Agent shall have received, with a counterpart for each Bank, the following executed legal opinions dated as of the Effective Date in form and substance satisfactory to Agent and addressed to Agent and Banks:

                          (i) the executed legal opinion of Arent Fox Kintner Plotkin & Kahn, counsel to Company, substantially in the form of
                                     Exhibit 5.1(h)-1;

                          (ii) the executed legal opinion of corporate counsel to Company, substantially in the form of Exhibit 5.1(h)-2;

                          (iii) the executed legal opinion of Greenberg, Traurig, Hoffman, Ripoff, Rosen & Quentel, P.A., special Florida counsel to Company, substantially in the form of
                                                           Exhibit 5.1(h)-3; and

                          (iv) the executed legal opinion of Chambliss & Bahner, special Tennessee counsel to Company, substantially in the form of Exhibit 5.1(h)-4.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as Agent may reasonably require.

                 Collateral Agent and Agent shall have received, with a counterpart for each Bank, the following executed legal opinion dated as of the Effective Date in form and substance satisfactory to Collateral Agent and Agent and addressed to Collateral Agent, Agent, Banks:

                          (v)     the executed legal opinion of Annis,
         Mitchell, Cockey, Edwards & Roehn, P.A., special Florida counsel to Agent and Collateral Agent, substantially in the form of Exhibit 5.1(h)-5.

Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as Collateral Agent and Agent may reasonably require.

                 (i) Certification as to Environmental Matters. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) stating that Company is not aware of any environmental matters in connection with any of the Total Real Property which could reasonably be expected to result in a liability to Company or any Subsidiary or any Borrowing Base Joint Venture in excess of $200,000 except as listed on a schedule attached to such certificate and (ii) certifying that Company has made, and agreeing that Company will continue to make, available to Agent copies all notices, citations, requests for information and reports from the Environmental Protection Agency, Florida Department of Environmental Regulation or other Federal, state or local environmental regulatory agency having jurisdiction over any of the Total Real Property, and any report or audit prepared by a private company with respect thereto.

                 (j) Continued Perfection of Security Interests. Company and its Subsidiaries party to any of the Security Documents shall have taken or cause to be taken all such actions deemed necessary or desirable by Collateral Agent to ensure that Collateral Agent or Agent has and continues to have a valid and perfected first priority security interest in the Collateral granted by the Security Documents subject to the Liens permitted pursuant to this Agreement and the Security Documents (and Agent and Collateral Agent shall have received satisfactory evidence thereof). Such action shall include: (i) the delivery by Company pursuant to the Stock Pledge Agreement of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and Agent) representing all Subsidiary Stock; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by each of Company and each of its Subsidiaries as to the Collateral granted by each such party for all jurisdictions as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; and (iii) evidence reasonably satisfactory to Collateral Agent and Agent that all other filings, recordings and other actions Collateral Agent and Agent deems necessary or advisable to establish, preserve and perfect the Liens and the priority thereof granted to Collateral Agent and Agent hereunder shall have been made.

                 (k)      Real Property Matters. Agent shall have received:
         (i) such new Mortgages and Deeds of Trust or such amendments to the existing Mortgages and Deeds of Trust as may be requested by Agent, in each case in form and substance satisfactory to Agent and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Loans and other amounts due hereunder, together with new ALTA lender's extended coverage policies of title insurance or amendments of the existing ALTA lender's extended coverage policies of title insurance on the Real Property encumbered by the Mortgages and Deeds of Trusts in liability, amount and form issued by a title company satisfactory to Agent showing the Mortgages and Deeds of Trust as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by Agent in its sole discretion, together with any endorsements reasonably required by Agent, and affirmative assurance that the improvements are fully located within the boundaries of the insured land; and (ii) in respect of the Total Real Property listed on
         Schedule 5.1(k) and subject to Section 5.3(a), copies of such appraisals, surveys, environmental audit reports, satisfactory evidence of entitlements (including so-called Zoning letters"), and other documents as Agent may request, each as specified or contemplated on Schedule 5. l(k).

                 (1)      [intentionally omitted]

                 (m) Revolving Loan Agreement and Secured Cash Flow Note Agreement. (i) The Revolving Loan Agreement shall have been entered into and such agreements and any other documentation entered into connection therewith shall be in form and substance satisfactory to Agent and Banks and true and correct copies thereof shall have been delivered to Agent and each Bank.

                          (ii) The Secured Cash Flow Notes shall have been prepaid in their entirety by Company for an aggregate amount not to exceed $40,000,000 in cash and 1,500,000 warrants to purchase the common stock of Company, such Secured Cash Flow Notes shall have been cancelled by Company, and the Secured Cash Flow Note Agreement and any other documentation entered into, or Liens securing the Secured Cash Flow Notes granted, in connection therewith shall have been terminated pursuant to termination documents in form and substance satisfactory to Agent and Banks, and true and correct copies thereof shall have been delivered to Agent and each Bank.

                 (n) Acknowledgment Agreement. Agent shall have received, with an executed counterpart for each Bank, duly executed copies of the Acknowledgment Agreement.

                 (o) Evidence of Insurance. Company shall have delivered to Agent certificates of insurance naming Collateral Agent on behalf of Banks as loss payee under the casualty and surety policies required pursuant to Section 6.5.

                 (p) No Material Adverse Effect. On the Effective Date, Agent shall have received an officer's certificate executed by a Responsible Officer stating that no Material Adverse Effect has occurred since June 30, 1996, other than as reflected in the Company's Form 10-Q for the quarter ending June 30, 1996, as filed with the Securities and Exchange Commission.

                 (q) Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto, and Agent shall have received a fully executed copy thereof in form and substance satisfactory to Agent.

                 (r) Fees, Costs. and Expenses. As of the Effective Date, the Company shall have paid: (i) to Existing Agent all interest and fees accrued under the Existing NOTE Agreement on or before the Effective Date; (ii) to the Agent all fees, costs, and EXPENSES of Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the Revolving Loan Agreement, the Intercreditor Agreement, and any other documents executed in connection herewith and therewith; and

                          (iii) to the Collateral Agent all fees, costs, and expenses of Collateral Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the Revolving Loan Agreement, the Intercreditor Agreement, and any other documents executed in connection herewith and therewith..

                 (s) Recapitalization Transactions. Each of the Recapitalization Transactions shall have been consummated in accordance with all applicable law, the underlying transaction documents, and the Escrow Agreement, and Agent shall have received evidence of such consummation satisfactory to Agent.

                 (t) Change of Collateral Agent. Agent and the agent under the Revolving Loan Agreement shall have received the written resignation of Chase as collateral agent under the Existing Note Agreement and the Existing Revolving Loan Agreement, in form and substance satisfactory to Agent and the agent under the Revolving Loan Agreement.

                 (u) Amendment of Certain Loan Documents. The Security Documents and other Loan Documents shall have been amended in form and substance satisfactory to Agent.

                 (v) Other Matters. Company shall have made available to Agent and Banks such other documents and information, or taken such other actions, as Agent and Banks may reasonably request.

         5.2     [intentionally omitted].

         5.3     Conditions Subsequent.

                 As a condition subsequent to the execution and delivery of this Agreement by Agent and the Banks, Company shall perform or cause to be performed the following (and the failure by Company to so perform or so cause to be performed shall constitute an Event of Default):

                 (a) Real Property Matters Regarding Unsold Designated Raw Land. No later than March 3, 1997, Agent shall have received such title insurance, surveys, environmental audit reports, satisfactory evidence of entitlements, and other documents as Agent may reasonably request, in respect of all Designated Raw Land constituting Principal Raw Land not sold on or before December 31, 1996, in each case that, but for Agent's agreement that the same may be delivered on or before March 3, 1997, were required to be delivered under Section 5.1(k).

                 (b) Tax Servicing Contracts. (i) No later than 60 days after the Effective Date, Agent and Collateral Agent shall have received a tax servicing contract in respect of such portion of the Total Real Property located in Florida as shall be satisfactory to Agent and Collateral Agent, in form and substance satisfactory to Agent and Collateral Agent, among Company, Agent, Collateral Agent, and a tax servicing firm satisfactory to Agent and Collateral Agent.

                          (ii) No later than 90 days after the Effective Date Agent and Collateral Agent shall have received a tax servicing contract in respect of the Real Property located in Tennessee. in form and substance satisfactory to Agent and Collateral Agent among Company. Agent Collateral Agent and a tax servicing firm satisfactory to Agent and Collateral Agent. unless all or substantially all of such Total Real Property shall have been sold prior to such date

                 (c) Company Operating Account Control Agreement. Within 30 days following the Effective Date, Company, Collateral Agent, and Operating Account Bank shall have executed and delivered the Company Operating Account Control Agreement

SECTION 6.       AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as any Note remains outstanding and unpaid or any other amount is owing to any Bank or Agent hereunder, the Company shall, and shall cause each of its Subsidiaries to:

         6.l     Financial Statements. Furnish to each Bank:

                 (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the and of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative from the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Required Banks;

                 (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

                 (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Company, the unaudited consolidated and consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments):

                 (d) As soon as available. but in any event not later than 30 days after the end of each calendar month the unaudited consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such month, setting forth in each case in comparative form the figures for such month as set forth on the Business Plan and, beginning in fiscal year 1996, with a comparison to the same calendar month of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) (subject to nominal year-end audit adjustments); and

                 (e) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter projections by Company of the operating cash flow budget of Company and its Subsidiaries for (i) the following two fiscal quarters, prepared on a monthly basis and
         (ii) the two fiscal quarters thereafter, prepared on a quarterly basis, certified by a Responsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, Company's best estimate of its future financial performance;

         all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 Furnish, or cause each Subsidiary with an investment in a Borrowing Base Joint Venture to furnish, to each Bank:

                 (f) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the relevant Borrowing Base Joint Venture, a copy of the balance sheet of such Borrowing Base Joint Venture as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; if such financial statements are required under the relevant Borrowing Base Joint Venture's governing or charter documents or other material agreement (including financing agreements) to be audited, then such financial statements shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit. by independent certified public accountants acceptable to the Required Banks;

                 (g) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of the relevant Borrowing Base Joint Venture, the unaudited balance sheet of such Borrowing Base Joint Venture as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments); and

                 (h) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited balance sheet of the relevant Borrowing Base Joint Venture as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such month, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to nominal year-end audit adjustments);

         all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2     Certificates:  Other Information.

                 (a)      Furnish to each Bank:

                          (i) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, except as specified in such certificate;

                          (ii) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Company and each Subsidiary during such period has observed or performed the covenants of Sections 7.1, 7.2, 7.3, 7.6, 7.8, 7.9, 7.15, 7.16, and 7.17 and all other of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and in the other Secured Floating Rate Note Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge that a Default or Event of Default has occurred and is continuing except as specified in such certificate, and, if a Default or Event of Default exists, stating the details thereof and what actions Company proposes to take with respect thereto;

                          (iii) within five Business Days after the same are sent, copies of all financial statements and reports which Company sends to its stockholders and all financial statements and reports which Company or any of its Subsidiaries sends to the holders or trustee of any Public Debt Securities, and within five Business Days after the same are filed, copies of all financial statements and reports which Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                          (iv) within 10 Business Days after the same are delivered, copies of all financial statements and all material reports, management letters or other financial information prepared for its Board of Directors; and

                          (v) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

                 (b)      Furnish to Agent:

                          (i) on a monthly basis and, in any event, by no later than the 30th day of each month: (w) a detailed calculation of the Borrowing Base; (x) a summary listing, by Borrowing Base category, of the Total Real Property included directly or indirectly in the Borrowing Base and, by Borrowing Base Joint Venture, of the investments of the Venture Subsidiaries in Borrowing Base Joint Ventures, with, in each case, a summary reconciliation to such listing provided in respect of the prior month; (y) a detailed aging, by total, of the Homesite Commercial Receivables and of the Commercial Receivables and of the JV Receivables; and (z) a summary aging, by vendor, of Company's accounts payable and any book overdraft; in each case, in form satisfactory to Agent; and

                          (ii) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or where the terms of this Agreement or the Reorganization Plan would prohibit such payment, discharge, or satisfaction.

         6.4 Conduct of Business and Maintenance of Existence. Subject to Sections 7.5, 7.6, 7.7 and 7.9: (a) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (b) to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried. Each such policy of insurance shall name Collateral Agent as a loss payee thereunder and shall provide for at least thirty days prior written notice to Agent of any material modification or cancellation of such policies. On the Effective Date and on each anniversary thereafter, Company and its Subsidiaries shall submit to Agent certificates of insurance evidencing compliance with this Section 6.5.

         6.6 Inspection of Collateral; Books and Records; Appraisals. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Agent, and each Bank, with respect to the Company and its Subsidiaries, to inspect the Collateral and related properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and such Subsidiaries and with its independent certified public accountants. From time to time, if Agent determines that obtaining appraisals is necessary or appropriate, Agent will either cause its personnel to appraise, or obtain appraisal reports from appraisers satisfactory to Agent, stating the then current fair market values of all or any portion of the Total Real Property. Anything herein to the contrary notwithstanding, Company shall not be obligated to reimburse Agent with respect to appraisals of the same particular item of Total Real Property that occur more frequently than once in any year, unless an Event of Default has occurred and is continuing or there has occurred a material adverse change in the value of the Collateral, in which case Company shall be obligated to reimburse Agent with respect to as many appraisals as Agent deems necessary to conduct.

         6.7     Notices. Promptly give notice to Agent and each Bank of:

                 (a)      the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of Company or, to the knowledge of Company, any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Company or, to the knowledge of Company, any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting Company or, to the knowledge of Company, any of its Subsidiaries in which the amount involved is $250,000 or more and, not covered by insurance or in which injunctive or similar relief is sought;

                 (d) as soon as possible and in any event within 30 days after Company knows or has reason to know thereof, the occurrence or expected occurrence of any event or condition described in Section
         4.12 which could reasonably be expected to result in liability of Company or any Commonly Controlled Entity in excess of $100,000 and which is not reflected in the financial statements most recently delivered to Banks pursuant to Section 6.1; and

                 (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

         6.8     Environmental Laws.

                 (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                 (c) Defend, indemnify and hold harmless Agent and Banks, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

         6.9     Business Plan.

                 Furnish to each Bank on or before the tenth day following approval by Company's Board of Directors, but in no event later than December 31 of each fiscal year and within 10 days (after approval by Company's Board of Directors, if applicable) of any amendment, modification or update thereto, a Business Plan of Company and its Subsidiaries for the next succeeding fiscal year in a form and in substance satisfactory to the Required Banks setting forth in reasonable detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fiscal year have been adopted by the Board of Directors of Company. Company and its Subsidiary shall at all times conduct their business substantially in accordance with the Business Plan and shall not materially modify or deviate from such Business Plan without the prior written approval of Agent and the Required Banks.

         6.10    [intentionally omitted]

         6.11    Dividends from Subsidiaries.

                 Cause the Subsidiaries to pay dividends to Company from the Net Cash Proceeds of any sales of assets (including Real Property Sales) to the extent not prohibited by law, including the proceeds of any utility condemnations; provided that proceeds from the sale of residential units, lots or tracts by Subsidiaries (a) from developed phases of a multiphase project comprising Subsidiary Property Under Development may be used to pay all costs associated with development of the same phase or additional phases of the same project, including reasonable reserves for such anticipated costs during the period commencing on the date of sale to the date 180 days after the date of sale (excluding any costs which are an allocated share of corporate general and administrative expenses of Company or any Subsidiary), and (b) from single phase projects comprising Subsidiary Property Under Development to the extent units, lots or tracts may be sold in accordance with applicable laws and regulations prior to completion of the projects may be used to pay all costs associated with development of such project (excluding any costs which are an allocated share of corporate general and administrative expenses of Company or any other Subsidiary), in either case until the conclusion of the project, at and following which time all such proceeds shall be distributed to Company. For purposes hereof, Conclusion of the project" shall mean the completion of structure or infrastructure development of the project (or, with multi-phase projects: (a) (i) the final phase of the project, or (ii) the sale of substantially all units thereon; and (b) the payment of the Indebtedness in respect of Subsidiary Property Under Development that prohibits such distributions) in accordance with the requirements of applicable laws and regulations.

         6.12    Supplemental Reports Regarding Real Property.

                 (a) Furnish to Agent such supplemental title reports on the Real Property subject to the Deeds of Trust and Mortgages as Agent and Required Banks may reasonably request from time to time; provided Company shall not be required to provide such supplemental reports more than once per quarter.

                 (b) No later than 60 days after the Effective Date, Company shall deliver to Agent such third party appraisals, environmental reports, surveys, and ALTA title policies, as would have complied with the provisions of Section 5.1(1) if delivered on the Effective Date with respect to all Real Property to the extent such reports were not required by Banks to be delivered on or prior to the Effective Date.

         6.13    Compliance with Laws.

                 Company shall, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would or could be reasonably expected to cause a Material Adverse Effect.

         6.14    Other Notices.

                 Promptly give notice to Agent of:

                 (a)      the creation of any new Deposit Account; and

                 (b) the organization or formation of any new Venture Subsidiary, any other Subsidiary, any Unrestricted Subsidiary, or any Joint Venture; or the disposition or dissolution of any Excluded Subsidiary;

         in each case, together with such information related thereto as Agent may request.

         6.15 Company Operating Account Control Agreement. At all times from and after the date of its execution and delivery, maintain in full force and effect the Company Operating Account Control Agreement. At all times from and after the Effective Date, Company shall continue to maintain Company's cash management system substantially as such system exists on the Effective Date after giving effect to the consummation of the transactions contemplated to occur on such date, and shall continue to concentrate the funds of Company into the Company Operating Account except to the extent that such funds reasonably are required to be held in other accounts for permitted uses by Company, and except to the extent that such funds are invested in investments permitted by
Section 7.9.

SECTION 7.       NEGATIVE COVENANTS

         The Company hereby agrees that, so long as any Note remains outstanding and unpaid any other amount is owing to any Bank or Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.l     Maintenance of Consolidated Net Worth.

                 Permit Consolidated Net Worth at any time to be less than the amounts set forth below (hereinafter referred to as the "MINIMUM CONSOLIDATED NET WORTH'') the sum of (a) (i) from the Effective Date through December 31, 1996, $26,500,000; and (ii) at any time thereafter, $23,500,000; and (b) 50% of the Annual Net Income for the prior fiscal year; provided however, that the amount determined under this clause (b) shall never be less than zero

         To demonstrate compliance with the Minimum Consolidated Net Worth covenant set forth in this Section, Company shall furnish to Banks (i) within 45 days of the close of each calendar quarter a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth for such date calculated in accordance with this Section 7 1, and the calculation upon which it is based; and (ii) within 90 days of the close of each fiscal year, a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth as of the such date calculated in accordance with this Section 7 1 and the calculation upon which it is based, reflecting in such annual certificate any addition to the Minimum Consolidated Net Worth that Company is required to maintain resulting from the Annual Net Income for the fiscal year then ended, but only as calculated under clause (b) of this Section 7.1.

         7.2 Limitation of Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a)      Indebtedness of the Company in respect of the Notes;

                 (b) Indebtedness in respect of the Revolving Loans (including Indebtedness in respect of Letters of Credit issued under the Revolving Loan Agreement), and any replacement of the Revolving Loans, not to exceed $45,000,000 in the aggregate principal amount outstanding at any time (unless increased to an amount up to $50,000,000 pursuant to an increase in the Working Capital Loan Commitments (as defined in the Revolving Loan Agreement) from $20,000,000 to an amount up to $25,000,000 in accordance with the terms of the Intercreditor Agreement), provided that any such replacement loans shall be on terms and conditions collectively no less favorable TO THE COMPANY THAN those for the Revolving set forth in the Revolving Loan Agreement or, if applicable, on such other terms and conditions as approved in accordance with Section 4.5(b) of the Intercreditor Agreement, and shall be subject to the Intercreditor Agreement;

                 (c)      [intentionally omitted];

                 (d) Indebtedness of the Company in respect of the Public Debt Securities;

                 (e) Indebtedness of Company and its Subsidiaries at any time outstanding, whether recourse or nonrecourse and whether incurred in connection with Subsidiary Property Under Development or otherwise, not exceeding $55,000,000 (less the face amount of all outstanding Guarantee Obligations permitted under Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture) in the aggregate; provided, however, that the proceeds of such Indebtedness used to acquire, finance or refinance Real Property shall not exceed 80% of the lesser of the purchase price or fair market value of such Real Property at the time of application of such proceeds;

                 (f) Indebtedness of Company to any Subsidiary or of any Subsidiary to Company; provided that (i) such intercompany Indebtedness shall not be evidenced by promissory notes or any other instruments, and (ii) all Indebtedness of Subsidiaries to Company shall not exceed an aggregate principal amount of $20,000,000 at any time;

                 (g) Indebtedness of Company and its Subsidiaries outstanding on the Effective Date and listed on Schedule 4.16;

                 (h) The limitations otherwise imposed by Section 7.2(e) notwithstanding, Indebtedness of any Subsidiary to Persons extending acquisition or project development financing in connection with Subsidiary Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7 2(h) as a 'SPUD Subsidiary"); provided that (i) neither Company nor any Subsidiary other than that SPUD Subsidiary is liable for such Indebtedness in respect of that Subsidiary Property Under Development, directly or pursuant to a Guarantee Obligation or otherwise,
                 (ii) such outstanding Indebtedness permitted pursuant to this
                 Section 7 2(h) shall not exceed in the aggregate $75,000,000 minus other outstanding Indebtedness of Company and Subsidiaries permitted pursuant to Section 7 2(e), and (iii) the proceeds of any such Indebtedness used to acquire, finance or refinance Real Property shall not exceed 80% of the purchase price or fair market value of such property, whichever is less, at the time of the application of such proceeds;

                 (i)      [intentionally omitted]

                 (j)      [intentionally omitted]; and

                 (k) Indebtedness of Subsidiaries for the development of infrastructure, common areas, or recreational facilities owing to quasi-governmental entities such as community development and special districts to the extent financed through the issuance of industrial revenue bonds or other similar public financing; provided that (except for Liens permitted pursuant to Section 7 3(q)) there is no direct or indirect recourse to Company with respect to such Indebtedness (other than inchoate Liens arising by operation of law in respect of such Indebtedness) and such Indebtedness shall not exceed $15,000,000 in the aggregate at any one time outstanding; provided further that Company shall give Agent prior written notice of the incurrence of any such Indebtedness under this Section 7.2(k).

         Anything to the contrary notwithstanding, in no event shall Company or any Subsidiary co-make, endorse, guarantee (except to the extent permitted under Section 7 4(c)), or otherwise become liable or have any recourse with respect to any Indebtedness of any of the Unrestricted Subsidiaries.

         7.3 Limitation on Liens. Create. incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a)      Liens securing Indebtedness permitted by Section
7.2(a);

                 (b)      Liens securing Indebtedness permitted by Section 7
2(b);

                 (c)      [intentionally omitted]

                 (d) Liens against the Section 365(j) Property securing the Section 365(j) Claims pursuant to the Reorganization Plan;

                 (e)      Liens for taxes (i) which are not yet delinquent, or
         (ii) which are not in an aggregate amount, as to the Company and all Subsidiaries, of greater than $1,000,000, or (iii) which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                 (f) carriers, warehousemen's, mechanics's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not remain unsatisfied or undischarged for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (g) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                 (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (i) easements, rights-of-way, restrictions, development orders, plats, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                 (j) Liens granted by the Company or any Subsidiary, as lessee, in the ordinary course of business on leased equipment, leasehold improvements and furnishings;

                 (k) Liens created, incurred or assumed in connection with the acquisition of, or the refinancing or any subsequent refinancing of Indebtedness incurred in connection with property, plant and equipment acquired after the Effective Date and attaching only to the property, plant and equipment being acquired or refinanced, if the Indebtedness secured thereby does not exceed (i) in any acquisition, 80% of the purchase price or fair market value of any Real Property, whichever is less, at the time of such acquisition and (ii) in any refinancing, the outstanding Indebtedness being refinanced;

                 (l)      other Liens in existence on the date hereof listed on
         Schedule 7 3, provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of any Indebtedness or other obligations secured thereby is not increased;

                 (m) Liens granted pursuant to Section 7.7 of the Reorganization Plan;

                 (n) Liens granted by the Company or Subsidiaries upon Real Property and related Personal Property which is Subsidiary Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to Section 7 2(e) or 7 2(h), or contributed by the Company to a Subsidiary pursuant to
         Section 7.9(g);

                 (o)      [intentionally omitted]

                 (p)      [intentionally omitted]; and

                 (q) [inchoate Liens solely arising by operation of law in respect of Indebtedness incurred pursuant to Section 7.2(k)].

         7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except: (a) the Guarantee Obligations listed on Schedule 4.17; (b) Guarantee Obligations made in the ordinary course of its business by Company of obligations (other than Indebtedness) of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; (c) Guarantee Obligations by Company of Indebtedness of any Subsidiary, Unrestricted Subsidiary, or Joint Venture; provided, however, that any outstanding Guarantee Obligations permitted under this Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture shall reduce on a dollar-for-dollar basis the $55,000,000 limitation otherwise available for Indebtedness permitted under Section 7.2(e) and that the sum of all Indebtedness permitted under Section 7 2(e) and all Guarantee Obligations permitted pursuant to this Section 7 4(c) shall not exceed $55,000,000 in the aggregate; provided further, that Company may not incur any Guarantee Obligation with respect to Indebtedness of any Subsidiary permitted pursuant to Section 7.2(h).

         7.5 Limitations on Fundamental Changes. Except to the extent such merger, consolidation, or amalgamation is of a Subsidiary with and into Company, or between or among wholly owned Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that Company or any Subsidiary may convey, sell, assign, transfer or have condemned or otherwise disposed of assets to the extent permitted by Section 7 6 so long as the proceeds of any such sale are applied in accordance with this Agreement.

         7.6 Limitation on Sale of Assets. So long as no Default or Event of Default has occurred and is continuing or would result therefrom (unless the Permitted Sale Asset is the subject of a binding written contract of sale with an unaffiliated third party entered into prior to the first date on which the applicable Default or Event of Default occurred)), convey, sell, lease, assign, transfer or





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otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, except the following ("PERMITTED SALE ASSETS"):

                 (a)      raw land;

                 (b) homes or homesites in the ordinary course of its business;

                 (c) obsolete or worn out property disposed of in the ordinary course of business;

                 (d)      Commercial Real Estate;

                 (e) (i) the sale or discount without recourse of Commercial Receivables or Homesite Contract Receivables in the ordinary course of business; and (ii) during the period commencing on the Effective Date and ending on December 31, 1997, the sale or discount with recourse of Commercial Receivables relating solely to homesites located in Tennessee in an aggregate amount not to exceed $8,000,000;

                 (f) dispositions after the Effective Date not otherwise permitted hereunder the proceeds of which, in the aggregate, do not exceed $2,000,000 in any 12 month period;

                 (g) sales or other transfers of any partnership interests or joint venture interests in entities that are not wholly owned, collectively, by Company and its Subsidiaries; and

                 (h)      transactions permitted under Section 7.5;

Upon any permitted sale as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon the Collateral included in any such sale; provided that there exists no Default or Event of Default hereunder and no Default or Event of Default would result therefrom; and provided further, that Collateral Agent's Lien shall continue against the proceeds of such sale, as evidenced by any and all documents and filings as may be required by Agent.

         7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of Company) on, or, except for the Reverse Stock Split, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Company, whether now or hereafter outstanding, or make any other distributions in respect thereof, either directly or indirectly, whether in cash or property (other than distributions or dividends in the form of common stock or preferred stock of Company) or in obligations of Company or any Subsidiary, except for dividends declared and paid by any Subsidiary to Company or any Subsidiary.

         7.8 Limitation on Capital Expenditures. Make, or enter into any agreement the performance of the terms of which would require Company or any Subsidiary to make (by way of the





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acquisition of securities of a Person or otherwise), any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with nominal replacement and maintenance programs properly charged to current operations), exceeding in the aggregate $25,000 000 for Company and its Subsidiaries during any 12 month period from and after the Effective Date.

         7.9 Limitation on Investments, Loans. and Advances. Except to the extent of assets in the Reserve Accounts, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)      investments in Cash Equivalents;

                 (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses and for advances on salary prior to, and otherwise payable during, an employee's vacation, in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $500,000 in any one time outstanding;

                 (d) investments by the Company in any Subsidiary or by any Subsidiary in the Company or any other Subsidiary in connection with cash management procedures in the ordinary course of business;

                 (e) (i) loans by Company to its Subsidiaries or by any Subsidiary of Company to Company to the extent such Indebtedness is permitted pursuant to Section 7.2(fl; and (ii) capital contributions to Subsidiaries other than Venture Subsidiaries so long as Company or its Subsidiary making the capital contribution receives stock equal to the value of the capital contributed as determined in accordance with GAAP; provided, that Collateral Agent's Lien shall continue against such stock received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent;

                 (f)      extensions of credit for sale of assets;

                 (g) capital contributions to Venture Subsidiaries for the purpose of making investments in Joint Ventures and to Unrestricted Subsidiaries so long as Company or its Subsidiary making the capital contribution receives stock, partnership interests, joint venture interests, or beneficial interests, respectively, equal to the value of the capital contributed as determined in accordance with GAAP (and upon any permitted capital contribution as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon any Collateral contributed); provided, (i) that no Default or Event of Default exists hereunder or would result therefrom, (ii) that Collateral Agent's Lien shall continue against such stock or





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

         other interests received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent, (iii) such capital contributions shall be limited to assets (including cash) having fair market values for any single enterprise or project no greater than $15,000,000 and fair market values in the aggregate amount not greater than $35,000,000 plus an amount equal to 75% of all dividends (without duplication) paid to Company by all Subsidiaries having investments in Joint Ventures after the Effective Date.

                 (h)      any Utility Condemnation Proceeds Note.

         7.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or optional prepayment on, or optional redemption of, any Indebtedness (including payments on Indebtedness under the Public Debt Securities) except (i) payments on the Revolving Loans or the Notes, (ii) payments on Public Debt Securities but only if made out of Available Cash pursuant to Section 8.6(c) of the Reorganization Plan, or (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, payments made pursuant to Indebtedness permitted pursuant to Section 7.2(e), (f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among Company and its Subsidiaries, the Public Debt Securities, and Financing Leases), (h), or (k);

                 (b) Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Public Debt Securities or any other agreement executed in connection therewith or otherwise in connection with any Indebtedness (other than: (1) Indebtedness permitted to be incurred pursuant to subsections 7.2(e), (f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among Company and its Subsidiaries, the Public Debt Securities, and Financing Leases), (h), and (k); and (2) other than any such amendment, modification, or change to any such other Indebtedness which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or the amount of interest payable or extend the date for payment of interest thereon; but in the case of either (1) or (2), solely to the extent the amendment, modification, or change to any such Indebtedness is not prohibited by any other provision in this Agreement or the other Loan Documents); and

                 (c) Amend any subordination provisions of any instrument governing any Indebtedness (except for amendments pursuant to this Agreement and the Security Documents or the Revolving Loan Agreement and the security documents in respect thereof).

         7.11 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary), unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Affiliate's business and is upon fair and reasonable terms no less favorable to the Company or such Affiliate, as the case may be, than it would obtain in a comparable arms length transaction with a Person not an Affiliate.





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


         7.12 Sale and Leaseback. Enter into any Sale and Leaseback to the extent the aggregate Book Value of all assets sold and leased under all such transactions exceeds $2,000,000 during the term of this Agreement.

         7.13 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

         7.14 Limitation on Negative Pledge Clauses. Enter into any agreement, other than the Revolving Loan Agreement, any industrial revenue bonds, community development district financing, purchase money mortgages, Financing Leases, or agreements executed in connection with Indebtedness incurred in connection with Subsidiary Property Under Development permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         7.15    Deviation from Business Plan.

                 Allow either

                 (a) the actual Net Operating Cash Flow during any fiscal year, to deviate from the Net Operating Cash Flow projected under the Business Plan by a negative margin equal to or greater than 30 percent, as of the end of each fiscal quarter on a cumulative basis; and

                 (b) the total actual Net Cash Flow for any fiscal year, including major asset dispositions, to deviate from the annual Net Cash Flow projected under the Business Plan for such year by a negative margin equal to or greater than 40 percent.

         7.16    Unsold Housing Inventory.

                 Permit Unsold Housing Inventory to exceed, in the aggregate, $10,000,000 at any one time.

         7.17 Limitation of Bank Accounts. So long as the Notes are outstanding, allow cash and Cash Equivalents maintained in Bank Accounts of Company and Subsidiaries other than in the Cash Collateral Account and the restricted accounts set forth in Schedule 7.17 (including any beneficial interest therein), less the amount of checks outstanding to pay current expenses in the ordinary course of business or to prepay expenses to be incurred in the immediately subsequent three-month period consistent with past practices to exceed $5,000,000 in the aggregate at any time. Company and its Subsidiaries (a) shall deposit in a Cash Collateral Account amounts required to cash collateralize Letters of Credit under the Revolving Loan Agreement pursuant to Section 8 of the Revolving Loan Agreement, and (b) shall deposit in the Company Operating Account, after application to the Loans (as defined in the Revolving Loan Agreement) pursuant to Section 2.(a)(iii) of the Revolving Loan





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

Agreement, all remaining cash of Company and its Subsidiaries in excess of amounts permitted to be maintained in accounts other than a Cash Collateral Account under this Section 7.17. .

         7.18    Venture Subsidiaries and Joint Ventures.

                 (a) Cause, suffer, or permit any Venture Subsidiary to have any asset or revenues other than the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such revenue.

                 (b) Cause, suffer, or permit any Venture Subsidiary to create, incur, assume, or suffer to exist any Lien (other than Liens in favor of Collateral Agent for the benefit of Banks and the holders of the Secured Floating Rate Notes) upon any of such Venture Subsidiary's property, assets, or revenues, whether now owned or hereafter acquired (including the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such revenue).

SECTION 8.       EVENTS OF DEFAULT; REMEDIES

         8.1 Events of Default; Remedies. If any of the following events shall occur and be continuing:

                 (a) The Company shall fail to pay any principal when due of any Note in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest due on any Note or any other amount payable hereunder, thereby giving rise to a Default, and fail to cure such Default within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; provided. however, if any event described in this Section 8.1(a) shall occur and be continuing, it shall not constitute an Event of Default until and unless the Agent provides the Company with a written declaration that such event constitutes an Event of Default; or

                 (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries herein or in any other Secured Floating Rate Note Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Company shall default in the observance or performance of any agreement contained in Section 7; or

                 (d) The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or in any other Secured Floating Rate Note Document, and such default shall continue unremedied for a period of thirty (30) days; or





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                 (e)      Company shall fail to pay any obligations under the
         Revolving Loan Agreement or any principal of or interest on any Public Debt Securities (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such obligation under the Revolving Loan Agreement or any Public Debt Securities; or

                 (f) Any Revolving Loan or any Public Debt Securities shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (g) Any Subsidiary of Company shall fail to pay any principal of, or interest on, any Indebtedness or any Guarantee Obligation (other than any Guarantee Obligation created pursuant to any Secured Floating Rate Note Document) in excess of $1,000,000, when due and payable (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument under which such Indebtedness or Guarantee Obligation was created and, if such agreement or instrument permits the acceleration of the maturity of such Indebtedness or Guarantee Obligation as a result of such failure, such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity; or

                 (h) The Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, the Revolving Loans, or any Public Debt Securities) or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                 (i) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation,





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         dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, Proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or
         (iii) above, or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that the Company or any of its Subsidiaries may admit in writing that it is "insolvent" as such term is defined in, and for purposes of, Section 108(a)(1)(8) of the Code, or (vi) the Company or any of its Subsidiaries shall cause to be reinstated the Reorganization Proceedings; or

                 (j) The Confirmation Order shall be reversed, withdrawn, modified (in any manner adverse to Company or any of its Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company; or

                 (k) (i) There occurs one or more events or conditions described in Section 4 12 which individually or in the aggregate result in liability of Company or any Commonly Controlled Entity in excess of $4,600,000; or the present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the
         Code), as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits, by more than $4,600,000; or

                 (l) One or more judgments or decrees shall be entered against Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more in the case of Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (m) (i) Any of the Guarantees or any Security Document hereunder shall cease, for any reason, to be in full force and effect or Company or any of its Subsidiaries, as the case may be, party thereto shall so assert in writing, or (ii) any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of Agent or Banks or their agents or bailees or other than with respect to Collateral having an aggregate value of $100,000 or less); or

                 (n) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Capital Stock of Company;

                 (o)      [intentionally omitted]; or

                 (p)      The Total Unsecured Claims shall exceed $1.5 Billion;

then, and in any such event: (A) if such event is an Event of Default specified in clause (i), (ii), (iv), (v) or (vi) of Section 8.1(i) above, automatically the principal amount of the Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable in full, and Agent and Collateral Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; and (B) if such event is any other Event of Default, with the consent of the Required Banks, Agent may, or upon the request of the Required Banks, Agent shall, by notice of default to the Company, declare the principal amount of the Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable in full, and Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; provided, however, with regard to clause (B) hereof, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.

SECTION 9.       AGENT

         9.1 Appointment of Agent. Each Bank hereby irrevocably designates and appoints Foothill as Agent of such Bank under this Agreement and the other Secured Floating Rate Note Documents (including, without limitation, as Agent of each Bank for the purpose of taking possession of any and all Collateral if the perfection of the Liens upon such Collateral created pursuant to the Security Documents requires possession; and, thereby, perfecting such Liens) and Foothill hereby accepts such appointment, subject to the terms and provisions of this Agreement and the other Secured Floating Rate Note Documents; and each such Bank irrevocably authorizes Foothill, as Agent for such Bank, to take such action on its behalf under this Agreement and the other Secured Floating Rate Note Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Secured Floating Rate Note Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary

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elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Secured Floating Rate Note Document or otherwise exist against Agent; and Agent is acting hereunder and under the other Secured Floating Rate Note Documents solely as the agent of the Banks pursuant hereto and thereto, and is not acting as trustee for the Banks.

         Each Bank hereby further authorizes Agent to enter into the Security Documents to be executed and delivered by Agent, on behalf of and for the benefit of Banks, on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes Agent to take such action on its behalf under the provisions of the Security Documents, and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto; provided that Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the collateral granted by the Security Documents (including through the exercise of a right of set-off against call deposits, if any, of such Bank in which any funds on deposit in the Cash Collateral Accounts may from time to time be invested), it being understood and agreed that such rights and remedies may be exercised only by Agent at the direction of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents, and agrees that a certificate executed by Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party.

         9.2     Appointment of Collateral Agent.

                 Each Bank hereby irrevocably designates and appoints Foothill as Collateral Agent of such Bank under this Agreement and the Security Documents to which Foothill is a party, and Foothill hereby accepts such appointment, subject to the terms and provisions of this Agreement and the Security Documents to which it is a party. Each Bank hereby further authorizes Collateral Agent to enter into the Security Documents to be executed and delivered by Collateral Agent on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes Foothill, as Collateral Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the Security Documents to which Collateral Agent is a party, and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto; provided that Collateral Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the security granted by the Security Documents to which Collateral Agent is party, it being understood and agreed that such rights and remedies may be exercised only by Collateral Agent at the direction of Agent on behalf of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes

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Collateral Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party. Collateral Agent shall not subordinate or release any Liens under any of the Security Documents except as provided in this Agreement or upon the written direction of Agent on behalf of the Required Banks. All notices and directions to Collateral Agent shall be given by Agent on behalf of and at the direction of Required Banks.

         9.3     [intentionally omitted].

         9.4 Delegation of Duties. Agent and Collateral Agent may execute any of their respective duties under this Agreement and the other Secured Floating Rate Note Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Secured Floating Rate Note Document or otherwise exist against Agent or Collateral Agent; and Agent and Collateral Agent are acting hereunder and under the other Secured Floating Rate Note Documents solely as the agent and collateral agent, respectively, of Banks pursuant hereto and thereto, and neither Agent nor Collateral Agent is acting as trustee for Banks.

         9.5 Exculpatory Provisions. Neither Agent, Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Secured Floating Rate Note Document (except for its or such Persons own gross negligence or willful misconduct) or (b) responsible in any manner to any of Banks for any recitals, statements, representations or warranties made by Company or any officer thereof contained in this Agreement or any other Secured Floating Rate Note Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Secured Floating Rate Note Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Secured Floating Rate Note Document or for any failure of Company to perform its obligations hereunder or thereunder. Neither Agent nor Collateral Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions to, this Agreement or any other Secured Floating Rate Note Document or as to the use of proceeds of the Loans or of the existence or possible existence of a Default or Event of Default, or to inspect the properties, books or records of Company. Notwithstanding anything herein to the contrary, neither Agent nor Collateral Agent shall have any liability arising from confirmations of the amount of outstanding Notes.

         9.6     Reliance by Agent.

                 (a) Each of Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Company), independent accountants and other experts selected by Agent or Collateral Agent, as the case may be. Agent and Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent.

                 (b) Each of Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Secured Floating Rate Note Document unless (i) it shall first receive such advice or concurrence as it deems appropriate from Agent, in the case of Collateral Agent or from any Bank, Banks or Required Banks in the case of Agent, as may ',)e required pursuant to this Agreement for such action, or (ii) it shall first be indemnified to its satisfaction by such Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except in the case of Agent's or Collateral Agent's, as the case may be, gross negligence or willful misconduct. Each of Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Secured Floating Rate Note Documents in accordance with a request of any Bank, Banks or Required Banks in the case of Agent, or Agent in the case of Collateral Agent, as required pursuant hereto and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

         9.7 Notice of Default. Neither Agent nor Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent or Collateral Agent, as the case may be, has received notice from a Bank or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If Agent receives such a notice, Agent shall promptly give notice thereof to Banks and Collateral Agent. If Collateral Agent receives such a notice, Collateral Agent shall give notice thereof to Agent. Agent and Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Agent in the case of Collateral Agent and by any Bank Banks or Required Banks in the case of Agent, as required pursuant hereto (subject to the provisions of Section 9.4(b)); provided that unless and until Agent or Collateral Agent, as the case may be, shall have received such directions, Agent or Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.

         9.8 Non-Reliance on Agents and Other Banks. Each Bank expressly acknowledge that neither Agent, Collateral Agent nor any of their respective officers, directors, employees. agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent or Collateral Agent hereinafter taken, including any review of the affairs of Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent or Collateral Agent to any Bank. Each Bank represents to Agent and Collateral Agent that it has, independently and without reliance upon Agent or Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon Agent, Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Secured Floating Rate Note Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to Banks by Agent hereunder, neither Agent nor Collateral Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Company or any of its Subsidiaries which may come into the possession of Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.9 Indemnification. The Banks agree to indemnify Agent and Collateral Agent in their respective capacities as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Note Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent or Collateral Agent in any way relating to or arising out of this Agreement, any of the other Secured Floating Rate Note Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent or Collateral Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's or Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

         9.10    [intentionally omitted]

         9.11 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though Agent were not Agent hereunder and under the other Secured Floating Rate Note Documents. With respect to any Note issued to it, Agent shall have the same rights and powers under this Agreement and the other Secured Floating Rate Note Documents as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include Agent in its individual capacity.

         9.12 Successor Agents. Each of Agent and Collateral Agent may resign as Agent or Collateral Agent, as the case may be, upon 30 days notice to Agent in the case of Collateral Agent and to Banks in the case of Agent. If Agent or Collateral Agent shall resign as Agent or Collateral

Agent, as the case may be, under this Agreement and the other Secured Floating Rate Note Documents, then the Required Banks shall appoint from among Banks a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent, as the case may be, and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Banks fail to appoint a successor or collateral agent for Banks as provided above within 30 days after the resignation of Agent or Collateral Agent, then Agent or Collateral Agent, as the case may be, may appoint a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's or Collateral Agent's resignation as Agent or Collateral Agent, as the case may be, the provisions of this Section 9 shall inure and survive to its benefit as to any actions taken or omitted to be taken (or any matter related thereto) by it while it was Agent or Collateral Agent under this Agreement and the other Secured Floating Rate Note Documents. Notwithstanding anything herein to the contrary, the resignation of Agent or Collateral Agent shall not be effective unless and until a successor agent or collateral agent has been appointed and has accepted such appointment.

SECTION 10.      MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreements any Note, any other Secured Floating Rate Note Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Required Banks, Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Secured Floating Rate Note Documents for the purpose of adding any provisions to this Agreement or the Notes, or the other Secured Floating Rate Note Documents or changing in any maimer the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Secured Floating Rate Note Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount of the Obligations or extend the maturity of the Obligations, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee payable to any Bank hereunder, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks. Or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Secured Floating Rate Note Documents, or release and/or subordinate the Liens with respect to any Collateral in excess of 5% of the value of the Collateral on a Book Value basis during the term of this Agreement (except as expressly required or provided for hereunder, including as provided in Section 7.3(n) or in the Security Documents or as otherwise required by law), or release any Subsidiary from its Guarantee, or amend, modify or waive the provisions of Section 10.5 (or any defined term used in such Section) or any provision hereof or of any other Secured Floating Rate Note Document which, by its terms, shall be taken or permitted only with the consent of all the Banks, in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 9, without the written consent of the then Agent or Collateral Agent affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, Agent, Collateral Agent, and all future holders of the Notes. In the case of any waiver, the Company, the Banks, Agent, and Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Secured Floating Rate Note Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when the recipient has confirmed receipt, addressed as follows in the case of the Company, Agent, and Collateral Agent:

                 The Company:     Atlantic Gulf Communities Corporation
                                  2601 South Bayshore Drive
                                  Miami, Florida  33133-5461
                                  Attention: John H. Fischer,
                                             Vice President and Treasurer

                                  Telecopy:  (305) 859-4623


                 Copy to: Arent Fox Kintner Plotkin & Kahn 1050 Connecticut Avenue, N.W.
                                  Washington, D.C.  20036-5339
                                  Attention: Carter Strong, Esquire

                                  Telecopy:  (202) 857-6395





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

                 The Agent:                Foothill Capital Corporation
                                           60 State Street, Suite 1150
                                           Boston, Massachusetts  02109
                                           Attention: Business Finance Division
                                                      Manager

                                           Telecopy: (617) 523-1675


                 Copy to:                  Brobeck, Phleger & Harrison LLP
                                           550 South Hope Street
                                           Los Angeles, California  90071-2604
                                           Attention: John Francis Hilson,
                                                      Esquire

                                           Telecopy: (213) 239-1324


                 The Collateral
                 Agent:                    Foothill Capital Corporation
                                           60 State Street, Suite 50
                                           Boston, Massachusetts  02109
                                           Attention: Business Finance Division
                                                      Manager

                                           Telecopy: (617) 523-1675


                 Copy to:                  Annis, Mitchell, Cockey, Edwards &
                                           Roehn, P.A.
                                           One Tampa City Center, Suite 2100
                                           Tampa, Florida  33602
                                           Attention: Stephen L. Kussner,
                                                      Esquire

                                           Telecopy: (813) 223-9067


                 and Copy to:              Brobeck, Phleger & Harrison LLP
                                           550 South Hope Street
                                           Los Angeles, California  90071-2604
                                           Attention: John Francis Hilson,
                                                      Esquire

                                           Telecopy: (213) 239-1324


and, in the case of the other parties hereto, as set forth under that party's name on the signature pages hereof, or, in each case, to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes; provided, however, that any notice, request or demand to or upon Collateral Agent, Agent, or the Banks shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Collateral Agent, Agent, or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered Pursuant hereto or in connection herewith Shall survive the execution and delivery of this Agreement and the Notes.

         10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse Agent, Collateral Agent, and each Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Purchase Agreement, the Intercreditor Agreement, and the other Secured Floating Rate Note Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Agent, counsel to Collateral Agent, and the several counsel to Banks, and the reasonable allocated costs of in-house counsel to Agent, in-house counsel to Collateral Agent, and the several in-house counsel to Banks, (b) to pay or reimburse each Bank, Agent, and Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Intercreditor Agreement, the Purchase Agreement, the other Secured Floating Rate Note Documents and any such other documents, including fees and disbursements of counsel to Agent, counsel to Collateral Agent, and to the several counsel to Banks, and the reasonable allocated costs of in-house counsel to Agent and in-hose counsel to Collateral Agent, (c) to pay, indemnify, and hold each Bank, Agent, and Collateral Agent harmless from, any and all recording and filing fees, any and all Florida documentary stamp taxes and Florida intangible personal property taxes and any and all other stamp, excise and other taxes (other than any taxes which are determined based solely upon the income or revenues of any such Bank, Agent, or Collateral Agent), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by this Agreement, the Notes, the other Secured Floating Rate

Note Documents, and any such other documents, and any and all liabilities with respect to, or resulting from any delay in paying any of such fees and taxes,
(d) to pay the costs of furnishing all opinions of counsel for Company, or obtaining technical assistance advisories, required hereunder, (e) to pay the costs of obtaining any required consents, amendments, waivers or other modifications to the agreements governing the Public Debt Securities, and any other agreements, (f) to pay the costs and expenses incurred to continue the perfection of any Liens in favor of Agent and Collateral Agent pursuant to any of the Security Documents, including the costs of title searches, title insurance premiums, UCC searches and UCC filing charges, (g) to pay, indemnify, and hold each Bank, Agent, and Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Intercreditor Agreement, the Purchase Agreement, the other Secured Floating Rate Note Documents, and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to Collateral Agent, Agent, or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of Collateral Agent, Agent, or any such Bank, or (ii) legal proceedings commenced against Agent or any such Bank by any other or by any Transferee (as defined in Section 10.6), and (h) to pay or reimburse Agent and Collateral Agent for all out-of-pocket costs and expenses incurred in connection with any change of counsel to Collateral Agent pursuant to Section 10.18, including the reasonable fees and disbursements of counsel to Agent, the replaced counsel to Collateral Agent, and the new counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to Agent and in-house counsel to Collateral Agent. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

         10.6    Successors and Assigns; Participations; Purchasing Banks.

                 (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, Agent, Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement and the other Seed Floating Rate Note Documents without the prior written consent of each Bank.

                 (b) Subject to Section 10.6(h), any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("
          Participants") participating interests in any Note held by such Bank or any other interest of such Bank hereunder and under the other Secured Floating Rate Note Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Secured Floating Rate Note Documents, and the Company and Agent shall continue to deal solely, and directly, with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Secured Floating Rate Note Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in
         Section 10.7. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.7, 2.9 and 10.5 with respect to its participation in the Notes outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Notwithstanding anything herein to the contrary, participants shall not be entitled to require the applicable Bank to take or omit to take any action hereunder except with respect to amendments or waivers resulting in (i) the extension of the regularly-scheduled maturity dates of any portion of the principal of, or interest on, a Note in which such Participant is participating (it being understood that any waiver of an installment on, or the application of, any prepayment or the method of application of any prepayment to the amortization of the Notes shall not constitute an extension of the regularly scheduled maturity dates), (ii) a reduction of the principal amount of, or the rate of interest (except in connection with a waiver of the applicability of any post-default increase in interest rates or margins) or fees payable on the Notes in which such participant is participating, or (iii) the release of all or substantially all of the Collateral or any of the Guarantees (except as otherwise expressly provided in the Secured Floating Rate Note Documents).

                 (c) Subject to Section 10.6(h), any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any Affiliate thereof or to one or more banks or Financial Institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes and other Secured Floating Rate Note Documents pursuant to a Note Transfer Supplement, substantially in the form of
         Exhibit 10.6, executed by such Purchasing Bank and such transferor Bank, and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Note Transfer Supplement, (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Note Transfer Supplement, have the rights and obligations of a Bank hereunder and under the other Secured Floating Rate Note Documents, and (ii) the transferor Bank thereunder shall, to the extent provided in such Note Transfer Supplement, be released from its obligations under this Agreement and under the other Secured Floating Rate Note Documents (and, in the case of a Note Transfer Supplement covering, all or the remaining portion of a transferor Bank's rights and obligations under this Agreement and under the other Secured Floating Rate Note Documents, such transferor Bank shall cease to be a party hereto and thereto). Such Note Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank under this Agreement and the Notes and other Secured Floating Rate Note Documents. On or prior to the Transfer Effective Date determined pursuant to such Note Transfer Supplement, the Company, at its own expense, shall execute and deliver to Agent new Note(s) to the order of such Purchasing Bank in an amount equal to the Note or Note portion acquired by it pursuant to such Note Transfer Supplement and, if the transferor Bank has retained a portion of any Note hereunder, new Note(s) to the order of the transferor Bank in an amount equal to the portion retained by it. Such new Note(s) shall be dated the same date as, and shall otherwise be in the form of, the Note(s) replaced thereby. The Note(s) replaced by the new Note(s), marked "renewed and replaced," shall be attached to the new Note(s); and a copy thereof shall be sent to the Company.

                 (d)      Agent shall maintain at its address referred to in
         Section 10.2 a copy of each Note Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the principal amount of the Notes payable to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, Collateral Agent, Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Notes recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of a Note Transfer Supplement executed by a transferor Bank and Purchasing Bank, Agent shall (i) promptly accept such Note Transfer Supplement, (ii) forward a copy of such Note Transfer Supplement to the Company, and (iii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

                 (f) Subject to Section 10.16, the Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a " Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its Affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; provided, however, that such Transferee agrees in writing to be bound by the terms of Section 10.16.

                 (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Note is transferred to any Purchasing Bank which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Company will not be required to pay any increased withholding taxes of the United States or any political subdivision thereof unless, prior to the date of transfer, the transferor Bank shall cause such Purchasing Bank to comply with the requirements of Section 2.7.

                 (h) Unless at least 65 % of the outstanding principal amount of the Note(s) held by a Bank is transferred to one Transferee, the terms of the transfer to such Transferee shall not require the Transferee's consent to any amendments, supplements, waivers or other modifications of any provision of the Secured Floating Rate Note Documents, the consent to any departure by any party to any of the Secured Floating Rate Note Documents therefrom, or the consent to the exercise or non-exercise of any powers or rights which such Bank may have under or in respect of the Secured Floating Rate Note Documents, except if any such amendment, supplement, waiver, consent or other modification, or such exercise or non-exercise, would require the written approval of all of the Banks.

                 (i) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.





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


                 (j)      Notwithstanding the foregoing provisions of this
         Section 10.6, no holder of any Note shall transfer such Note in a manner which would violate any Requirement of Law.

         10.7    Adjustments; Set-off.

                 (a) If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Note(s), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by, any other Bank, if any, in respect of such other Bank's Note(s), or interest thereon, or fees due to it hereunder, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Banks' Note(s), or make such payment on account of such fees, OF shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, that each Bank so purchasing a portion of another Bank's Note(s) owing to it may exercise all rights of payment (including, without limitation, rights of set-off with respect to such portion as fully as if such Bank were the direct holder of such portion.

                 (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any Secured Debt (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.8 Appointment of Agent as Company's Lawful Attorney. The Company irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as the Company's true and lawful attorney (and agent-in-fact) coupled with an interest, with the power to sign the name of the Company on any instruments, documents and agreements, including, without limitation, security agreements, pledge agreements, mortgages, and financing statements, as deemed by Agent as necessary or reasonably required by Agent to grant, perfect, maintain and continue the Liens in the Collateral or to monitor or administer the Notes, together with any and all amendments, modifications, extensions, substitutions and renewals thereof and deliver any of such instruments, documents and agreements to such persons as Agent, in its sole discretion, may elect, and in such event copies thereof shall be delivered to the Company.





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         10.9    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any numbed of separate counterparts, and all of said counterparts taken together shall be domed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and Agent.

         10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.11 Integration. This Agreement, together with the other Secured Floating Rate Note Documents represents the entire agreement of the Company, Collateral Agent, Agent, and the Banks and supersedes all prior agreements with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Collateral Agent, Agent, or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Secured Floating Rate Note Documents.

         10.12 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.13 SUBMISSION TO JURISDICTION; WAIVERS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER SECURED FLOATING RATE NOTE DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY





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         REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN
         SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                 (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS MANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

                 (e) WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF THE NOTES AND ALL OTHER SECURED FLOATING RATE NOTE DOCUMENTS AND HEREBY RATIFIES AND CONFIRMS WHATEVER BANKS OR AGENT OR COLLATERAL AGENT MAY DO IN THIS REGARD, (ii) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO BANKS' OR AGENT'S OR COLLATERAL AGENT'S ATTACHMENT OR LEVY UPON THE COLLATERAL, AND ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANKS OR AGENT OR COLLATERAL AGENT TO EXERCISE ANY OF BANKS' OR AGENT'S OR COLLATERAL AGENT'S REMEDIES, AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND

                 (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         10.14   Acknowledgments. The Company hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Secured Floating Rate Note Documents;

                 (b) none of Collateral Agent, Agent, or any Bank has any fiduciary relationship to the Company, and the relationship between Agent and Banks, on one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

                 (c) no joint venture exists among the Banks or among the Company and the Banks.

         10.15 WAIVERS OF JURY TRIAL. THE COMPANY, AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER SECURED FLOATING RATE NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.





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         10.16   Confidentiality. Each Bank agrees to take normal and
reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Company or any of its Subsidiaries, or by Agent or Collateral Agent on Company's behalf, in connection with this Agreement or any other Secured Floating Rate Note Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Bank may disclose such information (a) at the request of any regulatory authority or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction, in which such Bank conducts its business; (e) to such Bank's independent auditors and other professional advisors; (f) following an Event of Default, in connection with the sale or other realization on the collateral under the Security Documents; (g) in connection with any litigation or dispute between (i) such Bank and (ii) Company and/or any Subsidiary; and (h) in connection with any litigation or dispute involving such Bank if the disclosure is determined by such Bank to be necessary for the defense or protection of such Bank's rights and/or interests. Each Bank further agrees, upon receipt by such Bank of a request to disclose any information to a Governmental Authority or courts (other than governmental bank examiners and independent auditors of such Bank), to notify Company of such request and to permit, to the extent practicable, Company to seek a protective order with respect thereto; provided however that no Bank shall be requested to notify Company of any such request if (i) it is not permitted to do so by applicable law and regulations, (ii) it is requested not to notify Company by any Person acting or purporting to act on behalf of a Governmental Authority, or (iii) it otherwise reasonably believes that it is not permitted to so notify Company.

         10.17 Controlling Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any other Secured Floating Rate Note Document, the terms and conditions of this Agreement shall control.

         10.18   Counsel to Collateral Agent.

                 If Company reasonably and in good faith requests in writing to Collateral Agent and Agent that Collateral Agent replace, at Company's sole expense, the then existing counsel to Collateral Agent, Collateral Agent shall consider such request and, so long as no Default or Event of Default has occurred and is continuing, Collateral Agent shall not unreasonably withhold its consent to such request.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        ATLANTIC GULF COMMUNITIES
                                        CORPORATION, a Delaware corporation


                                        By:
                                           -------------------------------------
                                                  Name:      John H. Fischer
                                                  Title:     Vice President


                                        FOOTHILL CAPITAL CORPORATION, as Agent
                                        and as a Bank


                                        By:
                                           -------------------------------------
                                                  Name:      Nancy L. Perry
                                                  Title:     Assistant Vice
                                                             President


                                        FOOTHILL CAPITAL CORPORATION, as
                                        Collateral Agent


                                        By:
                                           -------------------------------------
                                                  Name:      Nancy L. Perry
                                                  Title:     Assistant Vice
                                                             President





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